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LOAN AND SECURITY AGREEMENT

Dated as of September 15, 2006

Between

IRET-MR9, LLC,
as Borrower

and

CITIGROUP GLOBAL MARKETS REALTY CORP.
as Lender

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i

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Loan Agreement”) is dated as of September 15, 2006, and entered into by and between IRET-MR9, LLC, a Delaware limited liability company (“Borrower”), and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (together with its successors and assigns, whether one or more, “Lender”).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

ARTICLE I
DEFINITIONS

Section1.1       Certain Defined Terms. The terms defined below are used in this Loan Agreement as so defined. Terms defined in the preamble to this Loan Agreement are used in this Loan Agreement as so defined.

“Accounts” has the meaning set forth in Section 7.1.

“Account Banks” has the meaning set forth in Section 7.1.

“Account Collateral” means all of Borrower’s right, title and interest in and to the Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of Lender representing or evidencing such Accounts and Reserves and all earnings and investments held therein and proceeds thereof, including, but not limited to, the Account Collateral specified in Section 7.6(A) hereof.

“Affiliate” means in relation to any Person, any other Person: (i) directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the first Person; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. In addition, the Affiliates of each Borrower Party include, without limitation, all other Borrower Parties, irrespective of whether they now or hereafter satisfy the foregoing criteria. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions such as “[name of party] or any Affiliate” are used, the same shall refer to the named party and any Affiliate of the named party.

“Approved Architect” has the meaning set forth in Section 5.5.

“Approved Bank” shall mean a bank, the long term unsecured debt obligations of which are rated at least “AA” by S&P and the equivalent by Fitch and Moody’s (unless Lender approves in writing a financial institution other than a bank or a lower rating, in each case in Lender’s sole and absolute discretion).

“Approved Operating Budget” has the meaning set forth in Section 7.4.

“Approved Expenditures” has the meaning set forth in Section 6.6.

“Approved CCW Leasing Costs” has the meaning set forth in Section 6.5.

“Approved Gateway Leasing Costs” has the meaning set forth in Section 6.5.

“Approved Leasing Costs” has the meaning set forth in Section 6.5.

“Assignment of Leases” means each Assignment of Leases and Rents, each of even date herewith from Borrower to Lender, constituting an assignment of the Leases and proceeds therefrom as Collateral for the Loan, as same may be amended or modified from time to time.

“Assignment of Management Agreement” means that certain Conditional Assignment of Management Agreement of even date herewith (and if there are more than one of them, each and every one of them) executed by Borrower and current Manager, constituting an assignment of the Management Agreement as Collateral for the Loan, as same may be amended or modified from time to time.

“Assurant Early Termination Option” means that certain right and option of Assurant to terminate the Assurant Lease, as set forth in Section 22.1 of the Assurant Lease, including, without limitation, the delivery to Borrower of the Assurant Early Termination Payment.

“Assurant Early Termination Payment” means the payment required to be made by Assurant in connection with its exercise of the Assurant Early Termination Option pursuant to Section 22.1 of the Assurant Lease (providing, among other things, for the payment to the landlord under the Assurant Lease of an amount equal to the product of (i) $10.00 and (ii) the total number of rentable square feet comprising the demised premises under the Assurant Lease as of July 31, 2007).

“Assurant Exercise Date” has the meaning set forth in Section 6.5.

“Assurant Lease” means that certain Multi-Tenant Office Lease Agreement dated as of November 3, 1999, by and between Fortis, Inc. (Assurant Inc., a Delaware corporation (“Assurant”) is the successor by merger to Fortis, Inc.), as tenant and Opus Northwest, L.L.C. (predecessor in interest to Borrower), as landlord, as amended by that First Amendment to Office Lease dated April 11, 2001 by and between Fortis, Inc. and Opus Northwest, L.L.C., and that Second Amendment to Office Lease dated March 28, 2002, by and between Fortis, Inc. and MR No. 18 L.L.C.(successor in interest to Opus Northwest, L.L.C. and predecessor in interest to Borrower), relating to premises leased at the Gateway Property.

“AU Lease” means that certain Office Lease dated as of May 24, 2001, by and between Applied Underwriters, Inc. (“AU”), as tenant, and Tetrad Corporation (predecessor in interest to Borrower), as landlord, as amended by that First Amendment to Office Lease dated February 17, 2003, between AU and Tetrad Corporation, and Second Amendment to Office Lease dated March 1, 2005, between AU and Tetrad Corporation.

“AU Early Termination Option” means that certain right and option of AU to terminate the AU Lease, as set forth in Section 8 of the Second Amendment to the AU Lease (which in turn amends and restates Section 7 of the First Amendment to the AU Lease, which in turn amended and restated Section 3.03 of the Lease).

“AU Exercise Date” has the meaning set forth in Section 6.5.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Borrower” has the meaning set forth in the preamble.

“Borrower Party” and “Borrower Parties” mean, individually or collectively, the Borrower and Guarantor.

“Business Day” means any day excluding (i) Saturday, (ii) Sunday, (iii) any day which is a legal holiday under the laws of the State of New York, and (iv) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

“Calendar Quarter” means each of the four periods of three consecutive months each from January 1 – March 31, April 1 – June 30, July 1 – September 30 and October 1 – December 31, respectively.

“Capital Expenditures” means expenditures for capital improvements, furnishings, fixtures and equipment (whether paid in cash or property or accrued as liabilities) made by Borrower that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account or otherwise capitalized.

“Capital Expenditure Budget” means Borrower’s budget for Capital Expenditures for the Property.

“CCW Leasing Reserve” has the meaning set forth in Section 6.5.

“CCW Property” means the CCW Property identified in the definition of “Individual Property” below.

“Claims” has the meaning set forth in Section 5.3.

“Collection Account” has the meaning set forth in Section 7.1.

“Collection Account Bank” has the meaning set forth in Section 7.1.

 “Closing” means the funding of the Loan contemplated by this Loan Agreement.

“Closing Date” means the date on which the Closing occurs.

“Collateral” means rights, interests, and property of every kind, real and personal, tangible and intangible, which is granted, pledged, liened, or encumbered as security for the Loan or any of the other Obligations under this Loan Agreement, the Mortgage or other Loan

Documents, including without limitation the Property, the Improvements, the Rents and the Accounts.

“Compliance Certificate” has the meaning set forth in Section 5.1.

“Condemnation Proceeds” means, in the event of a Taking with respect to the Property, the proceeds in respect of such Taking.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take‑or‑pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. For purposes of this definition, the amount of any Contingent Obligation at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Contractual Obligation”, as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Loan Documents.

“Default” means any breach or default under any of the Loan Documents, whether or not the same is an Event of Default, and also any condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

“Default Rate” has the meaning set forth in Section 2.2.

“Defeasance” has the meaning set forth in Section 2.3.

“Defeasance Collateral” shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the respective Scheduled Defeasance Payments related to such Payment Dates.

“Defeasance Collateral Account” has the meaning set forth in Section 2.3.

“Defeasance Date” has the meaning set forth in Section 2.3.

“Documents” means all “documents” as defined in the UCC or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations § 9.10(B), which has corporate trust powers and is acting in its fiduciary capacity and in either case having combined capital and surplus of at least $100,000,000 or otherwise acceptable to the Rating Agencies.

“Eligible Bank” shall mean a bank that (i) satisfies the Rating Criteria and (ii) insures the deposits hereunder through the Federal Deposit Insurance Corporation.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Multiemployer Plan) (i) which is maintained for employees of Borrower or any ERISA Affiliate, (ii) which has at any time within the preceding six (6) years been maintained for the employees of Borrower or any current or former ERISA Affiliate or (iii) for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

“Environmental Claims” has the meaning set forth in Section 4.16.

“Environmental Indemnity” means the Environmental Indemnity Agreement of even date herewith from Borrower and Guarantor to Lender, as same may be amended or modified from time to time.

“Environmental Laws” means any federal, state, or local law, ordinance or regulation or any court judgment or order of any federal, state or local agency or regulatory body applicable to Borrower or to the Property relating to industrial hygiene or to environmental or unsafe conditions including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Material, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property. “Environmental Laws” also shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act and the Occupational Safety and Health Act, and all regulations adopted in respect to the foregoing laws.

“Environmental Report” means collectively each Phase I Environmental Site Assessment prepared by The LJM Group, Inc. for each Individual Property, each dated June 19, 2006.

“EO13224” has the meaning set forth in Section 4.34.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means Borrower and any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code of 1986, as amended, or Section 4001 of ERISA.

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Interest” has the meaning set forth in Section 2.2.

“Financial Statements” means (i) statements of operations and retained earnings, statements of cash flow, and balance sheets and (ii) such other financial reports as the subject entity shall routinely and regularly prepare.

“Financing Statements” means the Uniform Commercial Code Financing Statements naming the Borrower as debtor, and Lender as secured party, required under applicable state law to perfect the security interests created hereunder or under the other Loan Documents.

“First Open Payment Date” is the Payment Date in June, 2016.

“First Payment Date” has the meaning set forth in Section 2.4.

“Fiscal Quarter” means each of the four periods of three consecutive months each from May 1 – July 31, August 1 – October 31, November 1 – January 31 and February 1 – April 30, respectively.

“Fiscal Year” means each period of twelve consecutive months beginning on May 1st and ending on April 30th.

“Fitch” means Fitch, Inc. and its successors.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.

“Gateway Leasing Reserve” has the meaning set forth in Section 6.5.

“Gateway Property” means the Gateway Property identified in the definition of “Individual Property” below.

“Governmental Authority” means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person’s property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Guaranty” means the Exceptions to Non-Recourse Guaranty of even date herewith executed by Guarantor in favor of Lender, as same may be amended or modified from time to time.

“Guarantor” means Investors Real Estate Trust, a North Dakota real estate investment trust.

“Hazardous Material” means all or any of the following: (i) substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable Environmental Laws, including any so defined, listed, regulated or classified as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances”, “pollutants”, “contaminants”, or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (ii) waste oil, oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) any flammable substances or explosives or any radioactive materials; (iv) fungus, mold, mildew or other biological agents the presence of which may adversely affect the health of individuals or other animals or materially adversely affect the value or utility of the Property, (v) asbestos in any form; (vi) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (vii) radon; or (viii) urea formaldehyde.

“Immediate Repairs/Leasing Costs” has the meaning set forth in Section 6.8.

“Impositions” means all taxes (including, without limitation, all real estate, ad valorem, excise and sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments, ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of Borrower, the Collateral, and the Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Borrower (including, without limitation, all income, franchise, single business, excise or other taxes imposed on Borrower, for the privilege of doing business in any jurisdiction) or Lender or (ii) the Property, or any other Collateral or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay (and Impositions shall not include) any tax, assessment, levy or charge imposed on Lender, in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

“Impositions and Insurance Reserve” means the reserve established pursuant to Section 6.3.

“Improvements” means all buildings, structures and improvements of every kind and nature existing and to be constructed upon the land which comprises any portion of the Property.

“Indebtedness” or “indebtedness”, as applied to any Person, means: (A) all indebtedness for borrowed money; (B) that portion of obligations with respect to leases that is properly classified as a liability on a balance sheet in conformity with GAAP (excluding any prepaid rents and security deposits under Leases); (C) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (D) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than thirty (30) days from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (E) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

“Indemnified Liabilities” has the meaning set forth in Section 13.2.

“Independent Director” has the meaning set forth in Section 9.1.

“Individual Property” means, individually, each of the following nine (9) parcels of real estate (including land and Improvements and personal property located thereon or associated therewith), the legal description of each is identified with respect to each Individual Property on the Schedule indicated below as follows:

Individual Property	Schedule to Loan Agreement

Flagship Corporate Center	Schedule A-1
775 Prairie Center Drive
Eden Prairie, Minnesota

Gateway Corporate Center	Schedule A-2
576 Bielenberg Drive
Woodbury, Minnesota
(the “Gateway Property”)

Timberlands Office	Schedule A-3
8
400 West 114th Street
Leawood, Kansas

Woodlands Plaza IV	Schedule A-4
11775 Borman Dr.
Maryland Heights, Missouri

Riverpoint Office Center	Schedule A-5
13690 Riverport Drive
Maryland Heights, Missouri

Farnam Executive Center	Schedule A-6
10810 Farnam Drive
Omaha, Nebraska

Pacific Hills	Schedule A-7
120th and Pacific Street
Omaha, Nebraska
(“Pacific Hills Property”)

Corporate Center West	Schedule A-8
10805, 10815, 10825 Old Mill Road
Omaha, Nebraska
(“CCW Property”)

Miracle Hills Executive Center	Schedule A-9
11422 Miracle Hills
Omaha, Nebraska

“Insurance Premiums” means the annual insurance premiums for the insurance policies required to be maintained by Borrower with respect to the Property under Section 5.4.

“Intellectual Property” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under the trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights, copyright licenses, patents, patent licenses or the license to use intellectual property such as computer software owned or licensed by Borrower or other proprietary business information relating to Borrower’s policies, procedures, manuals and trade secrets.

“Interest” means interest accrued or accruing on the Loan.

“Interest Rate” shall mean a rate per annum of 5.9236%.

“Involuntary Borrower Party Bankruptcy” means any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any Borrower Party is a debtor or all or any portion of the Property is property of the estate therein.

“IRC” means the Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time, in each case as amended.

“IRET Properties” means IRET Properties, a North Dakota Limited Partnership.

“IRS” means the Internal Revenue Service or any successor thereto.

“Lease” means any lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of the Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

“Leasing Reserve” has the meaning set forth in Section 6.5.

“Legal Requirements” shall mean, with respect to the Borrower and the Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of governmental authorities affecting the Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender” is defined in the preamble.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Loan” has the meaning set forth in Section 2.1.

“Loan Agreement” means this Loan and Security Agreement, as same may be amended or modified from time to time (including all schedules, exhibits, annexes and appendices hereto).

“Loan Documents” means this Loan Agreement, the Note, the Mortgage, the Assignment of Leases, the Assignment of Management Agreement, the Guaranty, the Environmental Indemnity, the Financing Statements, and any and all other documents and agreements accepted by Lender for the purposes of evidencing and/or securing the Loan and any certificates delivered in connection with the Loan.

“Management Agreement” means, individually and collectively, as the context requires, the management agreement(s) for the Property in effect on the date hereof between Borrower and the current Manager and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which any subsequent Manager may hereafter manage the Property.

“Manager” means, collectively, the Person(s) (approved by Lender in accordance with the terms and conditions hereof) that may hereafter be charged with management of the Property pursuant to a Management Agreement.

“Material Adverse Effect” means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower or any other Borrower Party with respect to such party taken as a whole, or (B) the material impairment of the ability of Borrower or any other Borrower Party to perform its material obligations under any Loan Documents, or (C) the impairment of the ability of Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

“Material Alteration” means any improvement or alteration affecting structural elements of the Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Loan Agreement or (ii) alterations performed as part of a Restoration, constitute a Material Alteration.

“Maturity Date” shall mean the Scheduled Maturity Date, or such other date on which the final payment of principal of the Note becomes due an payable as therein or herein provided, whether at such Scheduled Maturity Date, by acceleration, or otherwise.

“Maximum Rate” has the meaning set forth in Section 2.2(D).

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Monthly Debt Service Payment” has the meaning set forth in Section 2.4(A).

“Mortgage” means, individually and collectively, as the context requires, those certain Mortgages/Deeds of Trust, Assignment of Leases and Rents, Financing Statement, Security Agreement and Fixture Filings each of even date herewith from Borrower to Lender, constituting a Lien on each Individual Property as Collateral for the Loan as same may be modified or amended from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

“Note” means that certain Promissory Note, dated of even date herewith, made by Borrower to Lender evidencing the Loan, as amended, modified, restated or split, and any replacement notes therefor.

“O & M Program” has the meaning set forth in Section 5.7(D).

“Obligations” means the Loan and all other obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable under the Loan Documents whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower.

“Operating Budget” means Borrower’s budget setting forth Borrower’s best estimate, after due consideration, of all revenue, costs, expenses and Operating Expenses for the Property, for the Property which budget has been reasonably approved by Lender if and to the extent required hereunder.

“Operating Expenses” means all costs and expenses accrued in accordance with GAAP relating to the operation, maintenance, repair, use and management of the Property, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments and actual management fees, but excluding (i) principal, interest and other payments made by Borrower under the Loan Documents, and (ii) depreciation, amortization and other non-cash items.

“Operating Expenses Sub-Account” has the meaning set forth in Section 7.3.

“Pacific Hills Property” means the Pacific Hills Property identified in the definition of “Individual Property” below.

“Payment Date” has the meaning set forth in Section 2.4.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA or Section 412 of the IRC and (i) which is maintained for employees of Borrower, or any of its ERISA Affiliates, (ii) which has at any time within the preceding six (6) years been maintained for the employees of Borrower or any of its current or former ERISA Affiliates, or (iii) for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

“Permitted Encumbrances” means (i) the Mortgage and the other Liens of the Loan Documents in favor of Lender; (ii) the items shown in Schedule B to the Title Policy as of Closing; (iii) future liens for property taxes and assessments not then delinquent; (iv) Liens for Impositions not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 5.3(B) hereof; (v) in the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business and discharged by Borrower by payment, bonding or otherwise within thirty (30) days after the filing thereof or which are being contested in good faith in accordance with Section 5.3(B) hereof; (vi) rights of existing and future tenants, as tenants only, pursuant to the Leases; and (vii) any other Lien to which Lender may expressly consent in writing.

“Permitted Investments” means any one or more of the following obligations or securities acquired at a purchase price of not greater than par (unless Borrower deposits into the applicable Sub-Account cash in the amount by which the purchase price exceeds par), including those issued by any Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the invested sums are required for payment of an obligation for which the related Sub-Account was created and meeting one of the appropriate standards set forth below:

                                                      (i)            obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                                                    (ii)            Federal Housing Administration debentures;

                                                   (iii)            obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                                                  (iv)            federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of certificates or other securities issued in connection with any Securitization backed in whole or in part by the Loan (collectively the “Certificates”) provided, however, that the investments described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                                                    (v)            fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates); provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                                                  (vi)            debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the Certificates) in its highest long-term unsecured debt rating category; provided, however, that the investments described in this clause (vi) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                                                 (vii)            commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (vii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                                               (viii)            units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and have the highest rating from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates) for money market funds or mutual funds; and

                                                  (ix)            any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates by such Rating Agency;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

“Pre-Existing Condition” has the meaning set forth in Section 5.5.

“Prepayment Consideration” has the meaning set forth in Section 2.6(C).

“Principal Balance” means the outstanding principal balance of the Loan from time to time.

“Proceeds” shall have the meaning given in the UCC and, in any event, shall include, without limitation, all proceeds, products, offspring, rents, profits or receipts, in whatever form, arising from the Collateral.

“Prohibited Transaction” shall mean a prohibited transaction as described under Section 406 of ERISA or Section 4975 of the IRC which is not the subject of a statutory exemption under Section 408(b) of ERISA or an administrative exemption granted pursuant to Section 408(a) of ERISA.

“Property” means collectively each and every Individual Property.

“Rating Agency” shall mean any of S&P, Moody’s, Fitch, any successors thereto, or any other nationally-recognized statistical rating organization designated by Lender in its sole discretion.

“Rating Confirmation” with respect to the transaction or matter in question, shall mean: (i) if all or any portion of the Loan, by itself or together with other loans, has been the subject of a Securitization, then each applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of any rating then in effect for any class of certificates or other securities issued in connection with such Securitization; and (ii) if the Loan or any portion thereof has not been the subject of a Securitization, (a) the applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of any shadow rating or other rating provided to the Loan or any portion thereof not the subject of a Securitization, and (b) Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any certificate or other securities that would be issued in connection with Securitization of such portion of the Loan would be downgraded, qualified, or withheld by reason of such transaction or matter.

“Rating Criteria” with respect to any Person, shall mean that (i) the short-term unsecured debt obligations of such Person are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1” by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch, if deposits are held by such Person for a period of one month or more.

“Receipts” means all revenues, receipts and other payments of every kind arising from ownership or operation of the Property and received by Borrower or an Affiliate of Borrower, including, without limitation, all warrants, stock options, or equity interests in any tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Property received by Borrower or an Affiliate of Borrower in lieu of rent or other payment.

“Related Person” means in relation to any Person, any other Person that is (i) an Affiliate of the first Person; (ii) the sibling of the first Person or of the Affiliate; (iii) the then-current and former spouses of the first Person or of the Affiliate; (iv) a Person that shares or has shared a residence with the first Person or with the Affiliate; (v) the ancestor or descendant of the first Person or of any other Person described in this items (i) through (iv) above; or (vi) any other Person that, by reason of familial, economic, social or other relationship, would reasonably be expected to favor the first Person or to act as requested by the first Person. Where expressions such as “[name of party] or any Related Person” are used, the same shall refer to the named party and any Related Person of the named party.

“Release Date” shall mean the earlier of (i) the Payment Date in October, 2009, or (ii) the date that is two (2) years from the “start up day” (within the meaning of Section 860G(a)(9) of the IRC) of the REMIC Trust established in connection with the final Securitization involving the Loan.  Within thirty (30) days of Borrower’s written request, Lender shall confirm in writing the specific date that constituted the “start up day,” if then available in light of the completion of the related Securitization involving the Loan.

“Rent Roll” has the meaning set forth in Section 3.1.

“Rents” has the meaning set forth in the Granting Clauses of the Mortgage.

“Reserves” means the reserves held by or on behalf of Lender pursuant to this Loan Agreement or other Loan Documents, including without limitation, the reserves established pursuant to Article VI.

“Restoration” has the meaning set forth in Section 5.5.

“Restoration Threshold” means an amount equal to $150,000.

“S&P” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc and its successors.

“Scheduled Defeasance Payments” shall mean scheduled payments of interest and principal under the Note for all Payment Dates occurring after the Defeasance Date and up to and including the Scheduled Maturity Date (including the outstanding Principal Balance of the Loan as of the Scheduled Maturity Date), and all payments required after the Defeasance Date, if any, under the Loan Documents for servicing fees, and other similar charges.

“Scheduled Maturity Date” shall mean October 6, 2016.

“Secondary Market Transaction” has the meaning set forth in Section 10.1.

“Securities” (whether or not capitalized) means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securitization” means a public or private rated offering of securities representing direct or indirect interests in one or more mortgage loans or the right to receive income therefrom.

“Security Agreement” shall mean a security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

“Security Deposits” shall mean all security (whether cash, letter of credit or otherwise) given to Borrower or any agent or Person acting on behalf of Borrower in connection with the Leases.

“Servicer” means a servicer selected by Lender from time to time in its sole discretion to service the Loan.

“Sub-Accounts” has the meaning set forth in Section 7.1.

“Successor Borrower” has the meaning set forth in Section 2.3.

“Supplemental Debt Reserve Sub-Account” has the meaning set forth in Section 7.3.

“Survey” has the meaning set forth in Section 3.1(H).

“Taking” means a taking or voluntary conveyance during the term hereof of all or part of the Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Property or any portion thereof whether or not the same shall have actually been commenced.

“Tax Liabilities” has the meaning given to such term in Section 2.8.

“Title Company” means Stewart Title Insurance Company.

“Title Policy” means collectively each mortgagee’s policy or policies of title insurance pertaining to each Mortgage issued to Lender in connection with the Closing meeting the requirements of Section 3.1(G).

“Transfer and Assumption” and “Transferee Borrower” have the respective meanings set forth in Section 11.3.

“UCC” means the New York Uniform Commercial Code, as amended from time to time.

“U.S. Obligations” shall mean securities that are (i) direct obligations of the United States of America for the full and timely payment of which its full faith and credit is pledged or (ii) obligations of an entity controlled or supervised by and acting as an agency or instrumentality and guaranteed as a full faith and credit obligation which shall be fully and timely paid by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the United States Securities Act)) as custodian with respect to any such U.S. Obligations or a specific payment of principal of or interest on any such U.S. Obligations held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt.

“Work” has the meaning set forth in Section 6.7.

“Work Reserves” has the meaning set forth in Section 6.7.

Section 1.2      Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

Section 1.3      Other Definitional Provisions.

References to “Articles”, “Sections”, “Subsections”, “Exhibits” and “Schedules” shall be to Articles, Sections, Subsections, Exhibits and Schedules, respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Loan Agreement, “hereof”, “herein”, “hereto”, “hereunder” and the like mean and refer to this Loan Agreement as a whole and not merely to the specific article, section, subsection, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document shall include subsequent amendments, assignments, and other modifications thereto, and (ii) any reference to any Person may include such Person’s respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

ARTICLE II
TERMS OF THE LOAN

Section 2.1      Loan.

(A)              Loan. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the Loan, in the aggregate amount of $122,610,000 (such loan and the obligation of Borrower to repay the same together with all interest and other amounts from time to time owing hereunder are referred to collectively herein as the “Loan”).  Borrower’s obligation to pay the principal and interest on the Loan (including late charges, Default Rate interest, and the Prepayment Consideration, if any) shall be evidenced by this Loan Agreement and by the Note, duly executed and delivered by Borrower.  The Note shall be payable as to principal, interest, late charges, Default Rate interest and Prepayment Consideration, if any, as specified in this Loan Agreement, with a final maturity on the Maturity Date.  Borrower shall pay all outstanding Obligations on the Maturity Date.

(B)              Note. On the Closing Date, Borrower shall execute and deliver to Lender the Note, made by Borrower to the order of Lender, in the aggregate original principal amount of $122,610,000.

(C)              Use of Proceeds. The proceeds of the Loan funded at Closing shall be used to (i) repay any existing indebtedness secured by any mortgage encumbering all or any part of the Property; (ii) pay all recording fees and taxes, title insurance premiums, the reasonable costs and expenses incurred by Lender, including the legal fees and expenses of counsel to Lender, and other costs and expenses approved by Lender (which approval will not be unreasonably withheld) related to the Loan and (iii) establish the Reserves, if any, required hereunder. The remaining proceeds of the Loan, if any, shall be disbursed to Borrower; provided, however, that any and all such remaining proceeds of the Loan will be used for commercial purposes only and will not be used for personal, family, agricultural or household use.

Section 2.2      Interest.

(A)              Rate of Interest. The outstanding principal balance of the Loan shall bear interest at a rate per annum equal to the Interest Rate.

(B)              Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the Principal Balance of the Loan and all other outstanding Obligations shall bear interest until paid in full at a rate per annum that is five percent (5.0%) in excess of the Interest Rate otherwise applicable under this Loan Agreement and the Note (the “Default Rate”).

(C)              Computation of Interest. Interest on the Loan and all other Obligations owing to Lender shall be computed on the basis of a 360‑day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest shall be payable in arrears (except as provided in the first sentence of Section 2.4(A) hereof).

(D)              Interest Laws. Notwithstanding any provision to the contrary contained in this Loan Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this Section shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender’s option, (a) applied as a credit against either or both of the Principal Balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the applicable Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the applicable Interest Rate, then the foregoing provisions of this paragraph shall apply.

(E)               Late Charges. If any payment of principal, interest or other sums shall not be made to Lender on the date the same is due hereunder or under any of the other Loan Documents, then Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Lender; provided, that such late fee provided under this subsection (E) shall not be charged with respect to any such late payment if (i) no more than one late payment occurs in any twenty-four (24) calendar month period during the term of the Loan and (ii) the delinquency in making such payment is cured within five days after the date upon which such payment is due (no notice of delinquency shall be required to be given by Lender).

Section 2.3      Defeasance.

(A)              Defeasance. (i) Borrower shall have the right at any time after the Release Date and prior to the First Open Payment Date to obtain a release of the Lien of the Mortgage encumbering the Property (a “Defeasance”) upon satisfaction of the following conditions:

(a) Borrower shall provide Lender at least thirty (30) days’ prior written notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a date (the “Defeasance Date”) on which Borrower shall have satisfied the conditions in this Section 2.3(A) and on which it shall effect the Defeasance;

(b) Borrower shall pay to Lender (A) all payments of interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Loan Agreement, the Mortgage and the other Loan Documents;

(c) Borrower shall irrevocably deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.3(B) and (C) hereof;

(d) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(e) Borrower shall deliver to Lender an opinion of counsel for Borrower that is customary in commercial lending transactions and subject only to normal qualifications, assumptions and exceptions opining, among other things, that (v) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (w) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 2.3(A), (x) a defeasance pursuant to this Section 2.3(A) will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, (y) delivery of the Defeasance Collateral and the grant of a security interest therein to

Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (z) if and to the extent required by the Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower;

(f) Borrower shall deliver to Lender a confirmation in writing from the applicable Rating Agencies to the effect that the release of the Property from the Lien of the Mortgage as contemplated by this Section 2.3(A) and the substitution of the Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Certificates issued in connection with the Securitization which are then outstanding;

(g) Borrower shall deliver an officer’s certificate certifying that the requirements set forth in this Section 2.3(A) have been satisfied;

(h) Borrower shall deliver a certificate of a nationally recognized public accounting firm reasonably acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(i) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

(j) Borrower shall pay all costs and expenses of Lender incurred in connection with the defeasance, including Lender’s reasonable attorneys’ fees and expenses and Rating Agency fees and expenses.

(ii) If a Defeasance occurs and all of the requirements of this Section 2.3 have been satisfied, Lender shall execute any and all documents required to release the Property from the Lien of the Mortgage and the Assignment of Leases and the Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as permitted by Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of a releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage and the Assignment of Leases, including Lender’s reasonable attorneys’ fees. Except as set forth in this Section 2.3, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property.

(B)              Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower or Successor Borrower (as applicable) shall open at any Eligible Bank the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral and (ii) cash from interest and principal paid on the Defeasance

Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied to the monthly installments of interest on the Loan and, upon Maturity, to accrued interest and the Principal Balance of the Loan. Borrower shall cause the Eligible Bank at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Bank shall agree to hold and distribute the Defeasance Collateral in accordance with this Loan Agreement. Borrower (or Successor Borrower, as applicable) shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

(C)              Successor Borrower. In connection with a Defeasance under this Section 2.3, Borrower shall, if required by the Rating Agencies or if Borrower so elects or Lender requires, establish or designate a successor entity (the “Successor Borrower”) which shall be a single purpose bankruptcy remote entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrower’s option, be an Affiliate of Borrower unless the Rating Agencies or Lender shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the Defeasance Collateral, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Borrower shall pay all reasonable costs and expenses incurred by Lender, including Lender’s attorney’s fees and expenses incurred in connection therewith, and all fees, expenses and other charges of the Rating Agencies.

Section 2.4      Payments.

(A)              Payments of Interest and Principal. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through October 5, 2006.  Commencing on the sixth (6th) day of November (the “First Payment Date”) and on the sixth (6th) day of each calendar month thereafter (each, with the First Payment Date, a “Payment Date”), Borrower shall make monthly payments (each, a “Monthly Debt Service Payment”) of interest accrued and unpaid on the Loan.  The schedule of monthly interest payments is set forth on Schedule 2.4(A).  Prior to the occurrence of an Event of Default, all Monthly Debt Service Payments shall be applied to accrued and unpaid interest on the Loan. After an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

(B)              Date and Time of Payment. Borrower shall receive credit for payments on the Loan which are transferred to the account of Lender as provided below (i) on the day that such funds are received by Lender if such receipt occurs by 1:00 p.m. (New York time) on such day, or (ii) on the next succeeding Business Day after such funds are received by Lender if such receipt occurs after 1:00 p.m. (New York time). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

(C)              Manner of Payment. Borrower promises to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Loan Agreement. All payments by Borrower on the Loan shall be made without deduction, defense, set off or counterclaim and in immediately available funds delivered to Lender by electronic transfer to such accounts at such banks as Lender may from time to time designate in writing to Borrower at least 10 business days prior a Payment Date, provided that in the event electronic transfer is unavailable, Borrower shall be permitted to pay any of the Obligations relating to the Loan by a cashier’s check drawn on an Eligible Bank.

Section 2.5      Maturity. To the extent not sooner due and payable in accordance with the Loan Documents, the then outstanding principal balance of the Loan, all accrued and unpaid interest thereon, and all other sums then owing to Lender hereunder and under the Note, the Mortgage and the other Loan Documents, shall be due and payable on the Maturity Date, which shall, subject to earlier acceleration hereunder, be the Scheduled Maturity Date.

Section 2.6      Prepayment.

(A)              Limitation on Prepayment; Prepayment Consideration Due on Acceleration. Borrower shall have no right to prepay the Loan in whole or part at any time, except as expressly set forth in this provision. Commencing on the First Open Payment Date, Borrower may prepay the Loan in whole, but not in part, without payment of Prepayment Consideration, provided that (i) Borrower shall provide to Lender not less than thirty (30) days’ prior written notice of such prepayment, (ii) together with such prepayment Borrower also shall pay all accrued and unpaid interest and all other Obligations and (iii) if such prepayment occurs on any day other than a Payment Date, then together therewith Borrower also shall pay to Lender the amount of interest that would have accrued on the amount being prepaid from and including the date of such prepayment to (but excluding) the Payment Date following such date of prepayment.  Borrower shall not be required to pay any Prepayment Consideration with respect to an application of insurance proceeds or condemnation awards by Lender pursuant to the Loan Agreement or Mortgage in the absence of an Event of Default.

(B)              Prepayment Consideration Due. If the Maturity Date shall be accelerated to a date prior to the Scheduled Maturity Date, or if any prepayment of all or any portion of the Principal Balance hereunder occurs, whether in connection with Lender’s acceleration of the unpaid Principal Balance of the Loan or in any other circumstances whatsoever, or if the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, then the Prepayment Consideration shall become immediately due and owing and Borrower shall forthwith pay the Prepayment Consideration to Lender. The foregoing shall not create any right of prepayment. Borrower shall have no right whatsoever to prepay all or any portion of the principal balance of the Loan, except as set forth in Section 2.6(A).

(C)              Definitions. The “Prepayment Consideration” shall be the amount equal to the sum of the sum of (a) the interest which would have accrued on the principal balance of the Loan during the remaining days of the Interest Period containing the date (the “YMP Due Date”) which is the earlier of (x) the date of prepayment of the Loan or (y) such earlier date upon which the principal balance of the Loan shall become due and payable, whether as a result of acceleration of the maturity of the Loan or otherwise, plus (b) the greater of (i) 4% of the unpaid principal balance of the Loan on the YMP Due Date (assuming no prepayment of the Loan on such date) or (ii) the product obtained by multiplying (1) the entire principal balance of the Loan on the YMP Due Date (assuming no prepayment of the Loan on such date), times (2) the difference (expressed as a decimal; e.g., a 10% interest rate = 0.10) obtained by subtracting the Yield Rate (as defined below) from the interest rate on the Loan, times (3) the present value factor using the following formula:

 1-(1 + r/12)-n
         r

where:
r=         Yield Rate, and
n=        the number of monthly Interest Periods remaining between the
            YMP Due Date and the scheduled Maturity Date

An “Interest Period” shall mean each period commencing on and including a Payment Date and ending on the day one day prior to the next Payment Date.  The “Yield Rate” shall be the annualized yield on securities selected by Lender issued by the United States Treasury, excluding Treasury Inflation Protected Securities (TIPS) or any inflation indexed securities issued by the Treasury, having a maturity corresponding to the scheduled Maturity Date of this Note as determined by Lender, as quoted in Federal Reserve Statistical Release [H. 15(519)] under the heading “U.S. Government Securities - Treasury Constant Maturities” for the fifth Business Day preceding the YMP Due Date, converted to a monthly equivalent yield.  If yields for such securities of such maturity are not shown in such publication, then the Yield Rate shall be determined by Lender by linear interpolation between the yields of securities of the next longer and next shorter maturities. If said Federal Reserve Statistical Release or any other information necessary for determination of the Yield Rate in accordance with the foregoing is no longer published or is otherwise unavailable, then the Yield Rate shall be determined by Lender based on comparable data.  The Lender’s calculation of the Prepayment Consideration shall be conclusive except in the case of manifest error.

Section 2.7      Outstanding Balance. The balance on Lender’s books and records shall be presumptive evidence (absent manifest error) of the amounts owing to Lender by Borrower; provided that any failure to record any transaction affecting such balance or any error in so recording shall not limit or otherwise affect Borrower’s obligation to pay the Obligations.

Section 2.8      Taxes. Any and all payments or reimbursements made hereunder or under the Note shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding taxes imposed on net income in accordance with the following sentence are referred to herein as “Tax Liabilities”). Notwithstanding the foregoing, Borrower shall not be liable for taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender’s applicable lending office or any political subdivision thereof or federal income taxes imposed on Lender’s net income. If Borrower shall be required by law to deduct any such Tax Liabilities (or amounts in estimation or reimbursement for the same) from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

Section 2.9      Reasonableness of Charges. Borrower agrees that (i) the actual costs and damages that Lender would suffer by reason of an Event of Default (exclusive of the attorneys’ fees and other costs incurred in connection with enforcement of Lender’s rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of the Default Rate, the late charges, and the Prepayment Consideration are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) such Default Rate and late charges and Lender’s reasonable attorneys’ fees and other costs and expenses incurred in connection with enforcement of Lender’s rights under the Loan Documents shall be due and payable as provided herein, and (iv) such Default Rate, late charges, Prepayment Consideration, and the obligation to pay Lender’s reasonable attorneys’ fees and other enforcement costs do not, individually or collectively, constitute a penalty.

ARITCLE III
CONDITIONS TO LOAN

Section 3.1      Conditions to Funding of the Loan on the Closing Date. The obligations of Lender to fund the Loan are subject to the prior or concurrent satisfaction or waiver of the conditions set forth below, and to satisfaction of any other conditions specified herein or elsewhere in the Loan Documents. Where in this Section any documents, instruments or information are to be delivered to Lender, then the condition shall not be satisfied unless the same shall be in form and substance satisfactory to Lender.

(A)              Loan Documents. On or before the Closing Date, Borrower shall execute and deliver and cause to be executed and delivered to Lender all of the Loan Documents, each, unless otherwise noted, of even date herewith, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender (except for the Note, of which only one shall be signed), which Loan Documents shall become effective upon the Closing.

(B)              Origination Fees and Deposits. At the Closing and retained from the proceeds of the Loan, Lender shall have received its origination fee, if any, as set forth on the closing statement for the Loan, and the deposits required herein, including without limitation, the initial deposits into the Reserves and Accounts, shall have been made (and at Borrower’s option, the same may be made from the proceeds of the Loan).

(C)              Performance of Agreements, Truth of Representations and Warranties. Each Borrower Party and all other Persons executing any agreement on behalf of any Borrower Party shall have performed in all material respects all agreements which this Loan Agreement provides shall be performed on or before the Closing Date. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

(D)              Closing Certificate. On or before the Closing Date, Lender shall have received certificates of even date herewith executed on behalf of Borrower by the chief financial officer (or similar officer of each Borrower) truly and correctly stating that: (i) on such date, no Default or Event of Default has occurred and is continuing; (ii) no material adverse change in the financial condition or operations of the business of the Borrower, any Guarantor, any principal of Borrower, any Individual Property or any tenant under a material Lease at the Property and no material adverse change in the projected cash flow of Borrower or the Property has occurred since the delivery to Lender of any financial statements, budgets, proformas, or similar materials (or if there has been any change, specifying such change in detail), and that such materials delivered to Lender are true and materially complete and fairly represent the financial condition of Borrower, Guarantor and principal of Borrower and the cash flow of the Property; and (iii) there are no material adverse facts or conditions concerning the Property, Guarantor and principals of Borrower or any Borrower Party that have not been disclosed to Lender.

(E)               Opinions of Counsel. On or before the Closing Date, Lender shall have received from legal counsel for each Borrower Party reasonably satisfactory to Lender, such counsel’s written opinion as to such matters as Lender shall reasonably request, including opinions to the effect that (i) each of the Borrower Parties is duly formed, validly existing, and in good standing in its state of organization and, in the case of Borrower, in the state where the Property is located, (ii) this Loan Agreement and the Loan Documents have been duly authorized, executed and delivered and are enforceable in accordance with their terms subject to customary qualifications for bankruptcy and general equitable principles; and (iii) Borrower would not be consolidated in bankruptcies of its constituent owners, Manager or certain other Affiliates of Borrower specified by Lender. Also on or before the Closing Date, Lender shall have received an opinion of Borrower’s local counsel in the state where the Property is located as to the enforceability of the Loan Documents and such other matters as Lender may reasonably request.

(F)               Title Policy. On or before the Closing Date, Lender shall have received and approved the pro forma Title Policy for the Property, and as of the Closing, the Title Company shall be irrevocably committed and prepared to issue the Title Policy.  The Title Policy shall be in form and substance satisfactory to Lender, and include such reinsurance and direct access agreements as Lender may require, insuring that the Mortgage is a valid first and prior enforceable lien on the Property (including any easements appurtenant thereto) subject only to such exceptions to coverage as are acceptable to Lender. The Title Policy shall contain such endorsements as Lender may require (to the extent available in the state where the Property is located) in form reasonably acceptable to Lender, including deletion of the creditors’ rights exception and affirmative endorsement coverage for creditors’ rights risks.

(G)              Survey. Lender shall have received a survey of the Property, certified to Lender and its successors, assigns and designees and to the Title Company by a surveyor reasonably satisfactory to Lender (the “Survey”). The Survey shall contain the minimum detail for land surveys as most recently adopted by ALTA/ACSM, shall comply with Lender’s survey requirements and shall contain Lender’s standard form certification. The Survey shall show no state of facts or conditions reasonably objectionable to Lender.

(H)              Zoning. On or before the Closing Date, Lender shall have received evidence reasonably satisfactory to Lender as to the zoning and subdivision compliance of the Property.

(I)                 Certificates of Formation and Good Standing. On or before the Closing Date, Lender shall have received copies of the organizational documents and filings of each Borrower Party, together with good standing certificates (or similar documentation) (including verification of tax status if available) from the state of its formation, from the state in which its principal place of business is located, and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business (including without limitation, the state in which the Property is located for Borrower). Each such certificate shall be dated not more than forty-five (45) days prior to the Closing Date, as applicable, and certified by the applicable Secretary of State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of each Borrower Party, or the secretary or corresponding officer of the partner, trustee, or other Person as required by such Borrower Party’s organizational documents (as the case may be, the “Borrower Party Secretary”) shall have delivered to Lender a certificate stating that the copies of the organizational documents as delivered to Lender are true and complete and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Lender.

(J)                Certificates of Incumbency and Resolutions. On or before the Closing Date, Lender shall have received certificates of incumbency and resolutions of each Borrower Party and its constituents as requested by Lender, approving and authorizing the Loan and the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Borrower Party Secretary as being in full force and effect without modification or amendment.

(K)             Financial Statements. On or before the Closing Date, Lender shall have received such financial statements and other financial information as shall be satisfactory to Lender for each Borrower Party and for the Property. All such financial statements shall be certified to Lender by the applicable Borrower Party (through its chief financial officer), which certification shall be in form and substance reasonably satisfactory to Lender.

(L)               Agreements. On or before the Closing Date, Lender shall have received copies of all material operating agreements, service contracts and equipment leases, if any, relating to Borrower’s ownership and operation of the Property.

(M)            Management Agreement. On or before the Closing Date, Lender shall have received copies of the existing Management Agreement and any leasing brokerage agreements pertaining to the Property and the Assignment of Management Agreement, duly executed by current Manager and Borrower.

(N)             Operating and Capital Expenditure Budgets. On or before the Closing Date, Lender shall have received the Operating Budget and Capital Expenditure Budget for each Property for the remainder of the current calendar year.

(O)             Rent Rolls, Leases. Prior to the Closing, Lender shall have received from the Borrower a certified copy of the current rent roll (the “Rent Roll”) for each Individual Property in form and substance satisfactory to Lender.  Also prior to the Closing, Lender shall have received true and complete copies of the Leases.

(P)               Licenses, Permits and Approvals. On or before Closing Date, Lender shall have received copies of the final, unconditional certificates of occupancy issued with respect to the Property, together with all other applicable licenses, permits and approvals required for the Borrower to own, use, occupy, operate and maintain the Property.

(Q)             Insurance Policies and Endorsements. On or before the Closing Date, Lender shall have received copies of insurance policies required to be maintained under this Loan Agreement and the other Loan Documents and certificates of insurance dated not more than twenty (20) days prior to the Closing Date evidencing such insurance coverages, together with endorsements reasonably satisfactory to Lender naming Lender as an additional insured and loss payee, as required by Lender, under such policies. In addition, as to any insurance matters arising under Environmental Laws or pertaining to any environmental insurance that Borrower maintains with respect to the Property, the same shall be endorsed to Lender as required by Lender.

(R)              Environmental Assessment. Lender shall have received and approved the Environmental Report relating to the Property, together with letter(s) from the preparers thereof entitling Lender and its successors and assigns to rely upon said Environmental Report (if same is not addressed to Lender).

(S)               Property Condition Reports. On or before the Closing Date, Lender shall have received property condition reports for the Property addressed to Lender and its successors and assigns, which shall be prepared by an engineer or other consultant reasonably satisfactory to Lender and otherwise shall be in form and substance satisfactory to Lender in its sole discretion (collectively, the “Property Condition Report”). Such reports shall set forth any items of deferred maintenance at the Property.

(T)               Appraisals. On or before the Closing Date, Lender shall have received an independent appraisal of each Individual Property from a state certified appraiser engaged by Lender, dated not more than sixty (60) days prior to the Closing Date, which indicates a fair market value of the Property which would reflect a loan-to-value ratio for the Loan acceptable to Lender, and is otherwise satisfactory to Lender in its sole discretion in all respects. Each such appraisal shall conform in all respects to the criteria for appraisals set forth in the Financial Institutions Reform and Recovery Act of 1989 and the regulations promulgated thereunder (as if Lender were an institution under the jurisdiction thereof) and the Uniform Standards of Professional Appraisal Practices of the Appraisal Foundation.

(U)              Searches. Prior to the Closing Date Lender shall have received certified copies of Uniform Commercial Code, judgment, tax lien, bankruptcy and litigation search reports with respect to all Borrower Parties satisfactory to Lender.

(V)              Documentation Regarding Application of Proceeds. Prior to the Closing Date, Lender shall have received payoff demand letters and wiring instructions from each lender or other obligee of any existing indebtedness which is required to be repaid pursuant to this Loan Agreement and by Borrower regarding the application of any remaining available proceeds of the Loan.

(W)            Legal Fees; Closing Expenses. Borrower shall have paid any and all reasonable legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, appraisal reports, environmental inspection reports, property condition reports, Lender’s site inspection and processing fee, and other reasonable costs and expenses related to the Closing.

(X)              Other Review. Lender shall have completed all other review of Borrower, the Borrower Parties, the Property, and such other items as it reasonably determines relevant, and shall have determined based upon such review to fund the Loan. Borrower Parties shall have satisfied such other reasonable criteria as Lender may reasonably specify.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Loan Agreement and to make the Loan, Borrower represents and warrants to Lender that the statements set forth in this Article IV, after giving effect to the Closing, will be, true, correct and complete in all material respects as of the Closing Date.

Section 4.1      Organization, Powers, Capitalization, Good Standing, Business.

(A)              Organization and Powers. Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof.

(B)              Qualification. Borrower is duly qualified and in good standing in the state of its formation. Borrower is also duly qualified and in good standing in the state where the Property is located, and in each state where necessary to carry on its present business and operations.

(C)              Organization. The organizational chart set forth as Schedule 4.1(C) accurately sets forth the direct and indirect ownership structure of the Borrower.

Section 4.2      Authorization of Borrowing, etc.

(A)              Authorization of Borrowing. Borrower has the power and authority to incur the Indebtedness evidenced by the Note. The execution, delivery and performance by each Borrower Party of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company, partnership, trust, corporate or other action, as the case may be.

(B)              No Conflict. The execution, delivery and performance by each Borrower Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) any provision of law applicable to any Borrower Party; (y) the partnership agreement, certificate of limited partnership, certificate of incorporation, bylaws, declaration of trust, certificate of organization, operating agreement or other organizational documents, as the case may be, of each Borrower Party; or (z) any order, judgment or decree of any court or other agency of government binding on any Borrower Party or any of its Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower Party or any of its Affiliates; (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents) upon the Property or assets of any Borrower Party or any of its Affiliates; or (4) require any approval or consent of any Person under any Contractual Obligation of any Borrower Party.

(C)              Governmental Consents. The execution, delivery and performance by each Borrower Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for the recording of the Mortgage and filings and recordings required in connection with the creation or perfection of any other security interests with respect to the Collateral granted under this Loan Agreement or any of the other Loan Documents.

(D)              Binding Obligations. This Loan Agreement is, and the Loan Documents, including the Note, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party, as applicable, enforceable against the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor’s rights generally. No Borrower Party has any defense or offset to any of its obligations under the Loan Documents. No Borrower Party has any claim against Lender or any Affiliate of Lender.

Section 4.3      Financial Statements. All financial statements concerning the Borrower, its Affiliates, Guarantor and the Property which have been or will hereafter be furnished by or on behalf of Borrower to Lender pursuant to this Loan Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do (or will, as to those statements that are not yet due) present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. Since the date of the most recent financial statements of Borrower, Guarantor and the Property delivered to Lender, there has been no material adverse change in the financial condition, operations or business of the Borrower Parties or the Property from that set forth in said financial statements.

Section 4.4      Indebtedness and Contingent Obligations. As of the Closing, Borrower has no Indebtedness or Contingent Obligations other than the Obligations and any other Indebtedness expressly permitted under Section 5.17 of this Loan Agreement.

Section 4.5      Title to Property. Borrower has good marketable and insurable fee simple title to the Property, free and clear of all Liens except for Permitted Encumbrances. Borrower owns and will own at all times all personal property relating to the Property other than personal property which is leased by Borrower (as to which Borrower has valid leasehold title) or owned by tenants of the Property and not used or necessary for the operation of the Property), subject only to Permitted Encumbrances. There are no pending proceedings in condemnation or eminent domain affecting the Property, and to the knowledge of Borrower, none is threatened. No Person has any option or other right to purchase all or any portion of the Property or any interest therein. There are no mechanic’s, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Loan Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower’s ability to pay its obligations in a timely manner.

Section 4.6      Zoning; Compliance with Laws. Each Individual Property is zoned for office use, which zoning designation is unconditional, in full force and effect, and is beyond all applicable appeal periods. The Property and the use thereof complies in all material respects with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Property, including without limitation the Americans with Disabilities Act. To the knowledge of Borrower, there are no illegal activities relating to controlled substances on the Property. All certificates of occupancy or the equivalent, and all other required permits, licenses and certificates for the lawful use and operation of the Property have been obtained and are current and in full force and effect. In the event that all or any part of the Improvements located on the Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any real estate other than the Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by Borrower with respect to the Property without Lender’s prior written consent.

Section 4.7      Leases; Agreements.

(A)              Leases; Agreements. Borrower has delivered to Lender true, complete and fully executed copies of all (i) Leases and (ii) material contracts and agreements affecting the operation and management of the Property, including, without limitation, the existing Management Agreement, any leasing brokerage agreement and any service and maintenance contracts and such Leases, contracts and agreements have not been modified or amended except pursuant to amendments or modifications delivered to Lender. Except for the rights of the current Manager pursuant to the existing Management Agreement, no Person has any right or obligation to manage the Property or to receive compensation in connection with such management. Except for the parties to any leasing brokerage agreement that has been delivered to Lender, no Person has any right or obligation to lease or solicit tenants for the Property, or to receive compensation in connection with such leasing.

(B)              Rent Roll; Disclosure. A true and correct copy of the Rent Roll for each Individual Property has been provided to Lender and except for the Leases described in the Rent Roll the Property is not subject to any Leases. Except as specified in the Rent Roll: (i) the Leases are in full force and effect; (ii) neither Borrower nor any Affiliate of Borrower, has given any notice of default to any tenant under any Lease which remains uncured; (iii) no tenant has asserted in writing any rights of set off, claims or defenses under any Lease and no tenant has any such rights of set off, claim or defense to the enforcement of any Lease except as expressly set forth in the Leases; (iv) no tenant is in arrears in the payment of rent, additional rent or any other material charges due under any Lease, or, to the knowledge of Borrower, is in default in the performance of any other obligations under the applicable Lease; (v) Borrower has completed all work or alterations required to be completed by the landlord or lessor under each Lease as of the date hereof, and all of the other obligations of landlord or lessor under the Leases required to be completed as of the date hereof, have been performed; (vi) there are no rent concessions (whether in form of cash contributions, work agreements, assumption of an existing tenant’s other obligations, or otherwise) or extensions of time whatsoever not reflected in the Rent Roll; (vii) except as expressly set forth in the Leases, no tenant has an option to terminate its respective Lease and (viii) to the best of Borrower’s knowledge, no bankruptcy or insolvency proceeding has been commenced (and is continuing) by or against any tenant under any Lease. The Security Deposits held by Lender with respect to each Lease is as set forth on the Rent Roll.

(C)              Lease Issues. There are no legal proceedings commenced (or, to the knowledge of the Borrower, threatened) against Borrower or any Affiliate thereof by any tenant or former tenant. No rental in excess of one month’s rent has been prepaid under any of the Leases (except for Security Deposits and estimated additional rent amounts paid on account of operating expenses, taxes and other expense escalations or pass-throughs). Each of the Leases is valid and binding on the parties thereto in accordance with its terms.

(D)              No Residential Units. There are no residential units in the Property. To Borrower’s knowledge, no person occupies any part of the Property for dwelling purposes.

Section 4.8      Condition of Property. To Borrower’s knowledge, except as set forth in the property condition reports for the Property delivered to Lender, all Improvements at the Property including, without limitation, the roof and all structural components, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior doors, parking facilities, sidewalks and landscaping are in good condition and repair. To Borrower’s knowledge, there is no latent or patent structural or other material defect or deficiency in the Property. City water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to each Individual Property within the boundary lines of such Individual Property, are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of each Individual Property as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of any Individual Property as now used or presently contemplated. To Borrower’s knowledge, the design and as-built conditions of each Individual Property are such that surface and storm water does not accumulate on any Individual Property (except in facilities specifically designed for the same) and does not drain from any Individual Property across land of adjacent property owners except pursuant to easements benefiting the related Individual Property which are specified in and insured under the Title Policy. With the exception of Permitted Encumbrances which are insured by endorsement to the Title Policy, none of the Improvements create encroachment over, across or upon any Individual Property’s boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment. Access to each Individual Property for the current and contemplated uses thereof is provided by means of dedicated, all weather public roads and streets which are physically and legally open for use by the public. To Borrower’s knowledge, any liquid or solid waste disposal, septic or sewer system located at any Individual Property is in good and safe condition and repair and in compliance with all applicable law. Each Individual Property is in compliance in all material respects with all laws, governmental regulations and requirements including, but not limited to, matters of sanitation, health, fire and other hazards.

Section 4.9      Litigation; Adverse Facts. There are no judgments outstanding against any Borrower Party, or affecting the Property or any property of any Borrower Party, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to Borrower’s knowledge after due inquiry, threatened against any Borrower Party or affecting the Property.

Section 4.10    Payment of Taxes. All federal, state and local tax returns and reports of each Borrower Party required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Person and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. Except as otherwise disclosed in writing to Lender, there is not presently pending (and to the Borrower’s knowledge, there is not contemplated) any special assessment against the Property or any part thereof. No tax liens have been filed and to the knowledge of Borrower Parties, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower Parties in respect of any taxes or other governmental charges are in accordance with GAAP.

Section 4.11    Adverse Contracts. Except for the Loan Documents, none of the Borrower Parties is a party to or bound by, nor is any property of such Person subject to or bound by, any contract or other agreement which restricts such Person’s ability to conduct its business in the ordinary course or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

Section 4.12    Performance of Agreements. No Borrower Party is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation of any such Person beyond any applicable notice and cure period, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

Section 4.13    Governmental Regulation. No Borrower Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company

Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

Section 4.14    Employee Benefit Plans. No Borrower Party maintains or contributes to, or has any obligation (including a contingent obligation) under, any Employee Benefit Plans.

Section 4.15    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of any Borrower Party with respect to the making of the Loan or any of the other transactions contemplated hereby or by any of the Loan Documents. Borrower shall indemnify, save harmless and defend Lender from and against all claims for brokers’ or finders’ fees and commissions in connection with the Loan, with such indemnity to include Lender’s cost for reasonable attorneys’ fees.

Section 4.16    Environmental Compliance.

(A)              No Environmental Claims. There are no claims, liabilities, investigations, litigation, administrative proceedings, pending or, to Borrower’s knowledge, threatened, or judgments, liens or orders relating to any Hazardous Materials (collectively, “Environmental Claims”) asserted or, to Borrower’s knowledge, threatened against Borrower or relating to the Property. Except as disclosed in the Environmental Report delivered to Lender prior to Closing, none of the Borrower Parties nor, to Borrower’s knowledge after due inquiry, any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower or relating to the Property. Additionally, but without limitation of the foregoing, no liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Property and no Governmental Authority has been taking or is in the process of taking any action that could subject the Property to Liens under any Environmental Law. There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower or its Affiliates in relation to the Property which have not been made available to Lender.

(B)              Storage of Hazardous Materials. Except as disclosed in the Environmental Report delivered to Lender prior to Closing, and except for materials customarily used or stored in connection with operation and management of properties similar to the Property, which materials at the Property exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of reasonably and without violation of any Environmental Laws, to Borrower’s knowledge after due inquiry, no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on the Property, or to the knowledge of Borrower after due inquiry, on adjacent parcels of real property, and no part of the property, or to Borrower’s knowledge no part of such adjacent parcels of real property, including the groundwater located therein or thereunder, is presently contaminated by Hazardous Materials. Except as disclosed in the Environmental Report, to the knowledge of the Borrower, the Property is not listed by any Governmental Authority as containing any Hazardous Materials. Without limiting the generality of the foregoing, there is not present at, on, in or under the Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead based paint.

(C)              Compliance with Environmental Laws. Except as may be set forth in the Environmental Report, Borrower has been and is currently in compliance in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.

Section 4.17    Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent Obligations. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

Section 4.18    Disclosure. No financial statements, Loan Document or any other document, certificate or written statement furnished to Lender by any Borrower Party and, to the knowledge of Borrower, no document or statement furnished by any third party on behalf of any Borrower Party, for use in connection with the Loan contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Lender by Borrower.

Section 4.19    Use of Proceeds and Margin Security. Borrower shall use the proceeds of the Loan only for the purposes set forth herein and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by Borrower or any Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

Section 4.20    Insurance. Borrower has in effect all of the policies of insurance required in Section 5.4 hereof, and no notice of cancellation has been received with respect to such policies, and, to Borrower’s knowledge after due inquiry, Borrower is in compliance with all conditions contained in such policies.

Section 4.21    Separate Tax Lots. Each Individual Property is comprised of one (1) or more parcels which constitute separate tax lots. No part of any Individual Property is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising any Individual Property.

Section 4.22    Investments. Borrower has no (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person, or (ii) direct or indirect loan, advance or capital contribution made to any other Person, including all indebtedness and accounts receivable from that other Person.

Section 4.23    Bankruptcy. No Borrower Party is or has been a debtor, and no property of any of them (including the Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No Borrower Party and no property of any of them is or has been under the possession or control of a receiver, trustee or other custodian. No Borrower Party has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

Section 4.24    Defaults. No Default or Event of Default exists and no event has occurred which with the passage of time or the giving of notice, or both, would be or become a Default or Event of Default.

Section 4.25    No Plan Assets. Borrower is not and will not be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, or (iii) an entity whose underlying assets constitute “plan assets” of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the IRC.  Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with obligations with respect to governmental plans.  Borrower and each of the other ERISA Affiliates have made, and shall continue to make, all required contributions to all employee benefit plans, if any, that Borrower and each of the other ERISA Affiliates maintain or contribute to, within the time periods required by the applicable provisions of ERISA and any other federal or state law, and Borrower and each of the other ERISA Affiliates have no knowledge of any material liability which has been incurred by any thereof which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan.  Each such employee benefit plan (other than any multi-employer plan) has been administered in compliance with its terms and the applicable provisions of ERISA and any other federal or state law.

Section 4.26    No Prohibited Transaction.  The execution, delivery and performance of this Agreement, each Note, the Mortgage and the other Loan Documents do not constitute a Prohibited Transaction, assuming solely for this purpose that Lender is a party in interest as defined in Section 3(14) of ERISA (“Party In Interest”) or a disqualified person as defined in Section 4975(e)(2)  of the IRC (“Disqualified Person”) with respect to an employee benefit plan, if any, which has directly or indirectly invested in Borrower.

Section 4.27    Not Foreign Person.   No Borrower Party is a “foreign person” within the meaning of Section 1445(f)(3) of the IRC.

Section 4.28    No Collective Bargaining Agreements. No Borrower Party is a party to any collective bargaining agreement.

Section 4.29    Compliance. To Borrower’s knowledge, Borrower is in compliance with all applicable Legal Requirements, and Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.

Section 4.30    Intellectual Property. All material Intellectual Property that Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any Intellectual Property necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intellectual Property of others. There is no infringement by others of material Intellectual Property of Borrower.

Section 4.31    Pre-Closing Date Activities. Borrower has not conducted any business or other activity on or prior to the Closing Date, other than in connection with the acquisition and operation of the Property.

Section 4.32    Mortgage and Other Liens. Each Mortgage creates a valid and enforceable first priority Lien on the Individual Property described therein, as security for the repayment of the Obligations, subject only to the Permitted Encumbrances applicable to the Individual Property. Each Loan Document purporting to grant, transfer, assign or otherwise create a Lien as security for the Loan establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Loan Document purporting to grant, transfer, assign or otherwise create a Lien as security for the Loan is subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Loan Document to the extent governed by the UCC.

Section 4.33    Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

Section 4.34    No Prohibited Persons. Neither Borrower, Guarantor, nor any of their respective offices, directors, partners, members, Affiliates or, to the knowledge of Borrower, shareholders in an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website,

http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

ARTICLE V
COVENANTS OF BORROWER PARTIES

Borrower covenants and agrees that until payment in full of the Loan, all accrued and unpaid interest and all other Obligations, unless Lender shall otherwise give its prior written consent, such Person shall perform and comply with, or cause the performance and compliance of the applicable Borrower Parties with, all covenants in this Article V.

Section 5.1      Financial Statements and Other Reports.

(A)       Financial Statements.

                                                (i)                  Annual Reporting. Within ninety (90) days after the end of Borrower’s Fiscal Year, Borrower shall provide true and complete copies of Borrower’s and Guarantor’s Financial Statements for such year to Lender. All such Financial Statements shall be audited by a “Big Four” accounting firm or by other independent certified public accountants reasonably acceptable to Lender, and accompanied by a certificate of such audit executed by such accounting firm in customary form, subject only to such exceptions as shall be reasonably approved in writing by Lender; provided that (1) Guarantor’s Financial Statements may be consolidated into the Financial Statements of its ultimate parent, Investors Real Estate Trust, and (2) a separate audit of Borrower’s Financial Statements will not be required as long as Guarantor’s (consolidated with its parent as aforesaid) Financial Statements are audited on a consolidated basis with its subsidiaries, including Borrower.  The annual Financial Statements for Borrower and Guarantor shall each be accompanied by a certification executed by the entity’s chief executive officer or chief financial officer or the individual Guarantor, in the case of an individual Guarantor, satisfying the criteria set forth below. The annual Financial Statements of Borrower shall also be accompanied by a Compliance Certificate (as defined below).

                                              (ii)                  Quarterly Reporting - Borrower. Within forty-five (45) days after the end of each Fiscal Quarter, Borrower shall provide true and complete copies of its Financial Statements for such quarter to Lender, together with a certification executed on behalf of Borrower by its chief executive officer or chief financial officer in accordance with the criteria set forth below. The quarterly Financial Statements of Borrower also shall be accompanied by a Compliance Certificate (as defined below).

                                             (iii)                  Quarterly Reporting - Guarantor. Within forty-five (45) days after the end of each Fiscal Quarter, Borrower shall provide true and complete copies of Guarantor’s Financial Statements for such quarter to Lender, together with a certification executed on behalf of Guarantor by its chief executive officer or chief financial officer (or by the individual Guarantor, in the ease of an individual Guarantor) in accordance with the criteria set forth below; provided that information concerning the Guarantor shall be limited to publicly available SEC reports concerning Guarantor, IRET, Inc. and IRET Properties, so long as Guarantor, the owner of 100% of the stock in IRET, Inc., in turn the general partner of IRET Properties, is a publicly traded company that files SEC reports.

                                            (iv)                  Leasing Reports. Within thirty (30) days after the end of each Fiscal Quarter, Borrower shall provide to Lender a certified Rent Roll, rental status report and a schedule of Security Deposits held under Leases for each Individual Property, in form and substance reasonably acceptable to Lender, together with copies of any Leases (or amendments to Leases) that have not previously been provided to Lender.

                                              (v)                  Monthly Reporting. Within thirty (30) days after the end of each Fiscal Quarter, Borrower shall provide to Lender (a) accrual basis operating statements, together with a statement of cash flow, for each Individual Property, each in a form reasonably satisfactory to Lender, (i) for such month, (ii) for Borrower’s Fiscal Year to date with a comparison and reconciliation with the Operating Budget and Capital Expenditures Budget indicating all variances on a line item basis and (iii) for the Borrower’s most recently completed Fiscal Year, together with (b) a certification executed on behalf of Borrower by its chief financial officer (or other responsible officer or representative reasonably acceptable to Lender) in accordance with the criteria set forth below.

                                            (vi)                  Additional Reporting. In addition to the foregoing, Borrower shall promptly provide to Lender, and cause each other Borrower Party to promptly provide to Lender, such further documents and information concerning its operations, properties, ownership, and finances as Lender shall from time to time reasonably request, provided that information concerning the Guarantor shall be limited to publicly available SEC reports concerning Guarantor, IRET, Inc. and IRET Properties, so long as Guarantor, the owner of 100% of the stock in IRET, Inc., in turn the general partner of IRET Properties, is a publicly traded company that files SEC reports.

                                           (vii)                  GAAP. Borrower will maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP. All Financial Statements shall be prepared in accordance with GAAP, consistently applied.

                                         (viii)                  Certifications of Financial Statements and Other Documents, Compliance Certificate. Together with the Financial Statements and other documents and information provided to Lender by or on behalf of any Borrower Party under this Section, such Borrower Party also shall deliver to Lender a certification in form and substance reasonably satisfactory to Lender, executed on behalf of such Borrower Party by its chief executive officer or chief financial officer (or by the individual Guarantor if the Guarantor is an individual) stating that, to such officer’s or individual’s knowledge, such Financial Statements, documents, and information are true and complete in all material respects and do not omit to state any material information without which the same might reasonably be misleading. In addition, where this Loan Agreement requires a “Compliance Certificate”, the Borrower Party required to submit the same shall deliver a certificate duly executed on behalf of such Borrower Party by its chief executive officer or chief financial officer, in form and substance reasonably satisfactory to Lender, stating that there does not exist any Default or Event of Default under the Loan Documents (or if any exists, specifying the same in detail).

                                            (ix)                  Fiscal Year. Borrower agrees that it shall not change its Fiscal Year without Lender’s written consent, which consent shall not be unreasonably withheld.

(B)       Material Notices.

                                                (i)                  Borrower shall promptly deliver, or cause to be delivered to Lender, copies of all notices of default given or received by any Borrower Party with respect to noncompliance related to any material Indebtedness of any Borrower Party.

                                              (ii)                  Borrower shall promptly deliver to Lender copies of any and all material notices (including without limitation any notice alleging any material default or breach) received by Borrower from any manager, any franchisors, any licensors, or any tenants for or pertaining to each Individual Property.

(C)              Events of Default, etc. Promptly upon Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate executed on its behalf by its chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action Borrower or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any Material Adverse Effect; or (iii) any actual or alleged breach or default or assertion of (or written threat to assert) remedies under any Management Agreement.

(D)              Litigation. Promptly upon Borrower’s obtaining knowledge of (1) the institution, or threat thereof, of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any Individual Property not previously disclosed in writing by Borrower to Lender, or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any Individual Property, Borrower will give notice thereof to Lender and provide such other information as may be reasonably available to enable Lender and its counsel to evaluate such matter.

(E)               Insurance. Within the thirty (30) day period prior to the end of each insurance policy period of Borrower, Borrower will deliver certificates of insurance evidencing renewal of any existing coverages (or copies of any new insurance policies not previously delivered to Lender upon receipt by Borrower from its carriers), reports, and/or other information (all in form and substance reasonably satisfactory to Lender), outlining all material insurance coverage maintained as of the date thereof by Borrower and all material insurance coverage planned to be maintained by Borrower in the subsequent insurance policy period.  Upon Lender’s written request, Borrower will deliver evidence of payment in full of the premiums for such insurance policies.

(F)               Other Information. With reasonable promptness, each Borrower Party will deliver such other information and data with respect to such Person and its Affiliates or the Property as from time to time may be reasonably requested by Lender, provided that information concerning the Guarantor shall be limited to publicly available SEC reports concerning Guarantor, IRET, Inc. and IRET Properties, so long as Guarantor, the owner of 100% of the stock in IRET, Inc., in turn the general partner of IRET Properties, is a publicly traded company that files SEC reports.

Section 5.2      Existence; Qualification. Borrower will at all times preserve and keep in full force and effect its existence as a limited partnership, limited liability company, or corporation, as the case may be and all rights and franchises material to its business, including its qualification to do business in each state where it is required by law to so qualify. Without limitation of the foregoing, Borrower shall at all times be qualified to do business in each state where any Individual Property is located.

Section 5.3      Payment of Impositions and Claims.

(A)              Subject to Borrower’s contest rights set forth in subsection (B) below, Borrower will pay when due (i) all Impositions; (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the “Claims”); and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of Borrower on its business, income or assets; in each instance before any penalty or fine is incurred with respect thereto.

(B)              Borrower shall not be required to pay, discharge or remove any Imposition or Claim so long as the Borrower contests in good faith such Imposition or Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Individual Property or any portion thereof, so long as: (i) no Event of Default shall have occurred and be continuing; (ii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, Borrower shall have given Lender prior written notice of its intent to contest said Imposition or Claim; (iii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, Borrower shall have deposited with Lender (or with a court of competent jurisdiction or other appropriate body approved by Lender) such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least one hundred fifty percent (150%) (or such higher amount as may be required by applicable law) of the total of (x) the balance of such Imposition or Claim then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon, together with such other security as may be required in the proceeding, or as may be required by Lender, to insure the payment of any such Imposition or Claim and all interest and penalties thereon; (iv) no risk of sale, forfeiture or loss of any interest in the applicable Individual Property or any part thereof arises, in Lender’s judgment, during the pendency of such contest; (v) such contest does not, in Lender’s determination, have a Material Adverse Effect; (vi) such contest is based on bona fide, material, and reasonable claims or defenses; (vii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; and (viii) Borrower shall have obtained such endorsements to the Title Policy with respect to such Imposition or Claim as Lender may require. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition or Claim as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority, but no obligation, to apply any amount deposited with Lender under this subsection to the payment of any unpaid Imposition or Claim to prevent the sale or forfeiture of the applicable Individual Property or any portion thereof for non-payment thereof, if Lender reasonably believes that such sale or forfeiture is threatened. Any surplus retained by Lender after payment of the Imposition or Claim for which a deposit was made shall be promptly repaid to Borrower unless an Event of Default shall have occurred, in which case said surplus may be retained by Lender to be applied to the Obligations. Notwithstanding any provision of this Section to the contrary, Borrower shall pay any Imposition or Claim which it might otherwise be entitled to contest if an Event of Default shall occur, or if, in the reasonable determination of Lender, the applicable Individual Property is in jeopardy or in danger of being forfeited or foreclosed. If Borrower refuses to pay any such Imposition or Claim, upon five (5) Business Days’ prior written notice, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such advances.

Section 5.4      Maintenance of Insurance. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, fire and extended coverage and property damage, rent loss or business interruption and other types of insurance with respect to its business and each Individual Property (including all Improvements now existing or hereafter erected thereon) against all losses, hazards, casualties, liabilities and contingencies as customarily carried or maintained by Persons of established reputation engaged in similar businesses and as Lender shall require and in such amounts and for such periods as Lender shall require. Without limitation of the foregoing, Borrower shall maintain or cause to be maintained policies of insurance with respect to each Individual Property in the following amounts and covering the following risks:

                                                   (i)               Property damage insurance covering loss or damage to each Individual Property caused by fire, lightning, hail, hurricane, windstorm, tidal wave, explosion, acts of terrorism, vandalism, malicious mischief, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by fire, extended coverage and all risk policies in effect where each Individual Property is located endorsed to include all of the extended coverage perils and other broad form perils, including the standard “all risks” clauses, with such endorsements as Lender may from time to time reasonably require including, without limitation, building ordinance and law (including demolition costs and increased cost of construction coverage), lightning, hurricane, windstorm, tidal wave, civil commotion, acts of terrorism, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief. Such policy shall be in an amount not less than that necessary to comply with any coinsurance percentage stipulated in the policy, but not less than 100% of the full replacement cost of all Improvements at each Individual Property (without any deduction for depreciation). The deductible under such policy shall not exceed $100,000, or such other higher amount as is approved by Lender from time to time. In addition to and without limiting the foregoing, the property insurance required under this Section 5.4(i), and the property insurance and business interruption and rent loss insurance required under Sections 5.4(v) and (vi) below shall be required to cover perils of terrorism and acts of terrorism.

                                                 (ii)               Broad form boiler and machinery insurance in an amount equal to the full replacement cost of the Improvements at such Property (without any deduction for depreciation) in which the boiler or similar vessel is located, and including coverage against loss or damage from (1) leakage of sprinkler systems and (2) damage, breakdown or explosion of steam boilers, electrical machinery and equipment, air conditioning, refrigeration, pressure vessels or similar apparatus and mechanical objects now or hereafter installed at each Individual Property.

                                                (iii)               If an Individual Property is located in area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence, tidal waves or earthquakes, insurance covering such risks in an amount not less than 100% of the full replacement cost of the Improvements at such Individual Property without any deduction for depreciation, or such other amount as is approved by Lender from time to time (which approval shall not be unreasonably withheld), with a maximum permissible deductible of $100,000, or such higher amount as is approved by Lender from time to time.

                                               (iv)               Flood insurance if an Individual Property is located, in whole or in part, in an area now or hereafter designated as “flood prone” or a “special flood hazard area” (as defined under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as each may be amended, or any successor law, collectively, the “Flood Insurance Acts”)). Such policy shall be in an amount equal to 100% of the full replacement cost of the Improvements at such Individual Property, or such other amount as is approved by Lender from time to time (which approval shall not be unreasonably withheld), and shall have a maximum permissible deductible equal to $100,000, or such other higher amount as is approved by Lender from time to time.

                                                 (v)               Business interruption or rent loss insurance in an amount equal to the gross income or rentals from each Individual Property for an indemnity period of twelve (12) months, such amount being adjusted annually.

                                               (vi)               During any period of reconstruction, renovation or alteration of an Individual Property by Borrower, if the cost of said construction is reasonably anticipated to exceed $750,000.00, a complete value, “All Risks” Builders Risk form or “Course of Construction” insurance policy in non-reporting form and in an amount reasonably satisfactory to Lender.

                                              (vii)               Commercial General Liability insurance covering claims for bodily injury, death or property damage occurring upon, in or about each Individual Property in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate with no deductible of self insurance retention, and an umbrella liability policy in the amount of $25,000,000 (provided that such umbrella policy limit may be reduced from $25,000,000 to $5,000,000 in the event and for such time as the Borrower obtains and maintains an umbrella policy that covers only the Property and no other property and demonstrates to Lender’s reasonable satisfaction that the related umbrella policy covers only the Property and no other property).

                                            (viii)               If required by applicable state laws, worker’s compensation or employer’s liability insurance in accordance with such laws.

                                               (ix)               Such other insurance and endorsements, if any, with respect to each Individual Property and the operation thereof as Lender may reasonably require from time to time, provided same are customarily required by institutional lenders of similar borrowers for similar properties in the general vicinity of each Individual Property, or which are otherwise required by the Loan Documents.

Each carrier providing any insurance, or portion thereof, required by this Section shall be licensed to do business in the jurisdiction in which each Individual Property is located, and shall have a claims paying ability rating by S&P of not less than “A-”, and an A.M. Best Company, Inc. rating of not less than “A” and financial size category of not less than “IX”. Except as otherwise expressly set forth in this Loan Agreement, Borrower shall cause all insurance (except general public liability and excess liability, as to which Lender shall be named as additional insured, and workers’ compensation insurance) carried in accordance with this Section to be payable to Lender as a mortgagee and loss payee and not as a coinsured.

All insurance policies and renewals thereof (i) shall be in a form reasonably acceptable to Lender, (ii) shall provide for a term of not less than one year, (iii) shall provide by way of endorsement, rider or otherwise that such insurance policy shall not be canceled, endorsed, altered, or reissued to effect a change in coverage unless such insurer shall have first given Lender thirty (30) days prior written notice thereof, (iv) shall include a standard non-contributory mortgagee endorsement or its equivalent in favor of and in form acceptable to Lender, (v) shall provide for claims to be made on an occurrence basis, (vi) shall contain an agreed value clause updated annually (if the amount of coverage under such policy is based upon the replacement cost of the Property) and (vii) shall designate Lender as “mortgagee and loss payee” (except general public liability and excess liability, as to which Lender shall be named as additional insured).

Any insurance required by this Loan Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower covering the Property and other properties of Borrower’s Affiliates provided that, in each case, the policies otherwise comply with the provisions of this Loan Agreement and allocate to each Individual Property, from time to time, the coverage required under this Loan Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Loan Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender certificates or insurance evidencing same, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Property.

Section 5.5      Maintenance of the Property; Alterations; Casualty or Taking.

(A)              Maintenance of the Property; Alterations. Borrower will maintain each Individual Property or cause each Individual Property to be maintained in good repair, working order and condition, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without limitation of the foregoing, Borrower will operate and maintain each Individual Property substantially in accordance with the applicable Operating Budget and Capital Expenditure Budget. In addition, unless Lender agrees otherwise, Borrower shall cause all items in the Capital Expenditure Budget to be performed and completed in substantially in accordance with such plan. All work required or permitted under this Loan Agreement shall be performed in a good and workmanlike manner and in compliance with all applicable laws. So long as no Event of Default has occurred and is continuing, Borrower may, without Lender’s consent, perform alterations to each Individual Property which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower’s financial condition or the value or net operating income of such Individual Property, and (iii) are in the ordinary course of Borrower’s business. Borrower shall not perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld for Material Alterations which are required by Legal Requirements or which are required to satisfy tenant improvement obligations of the Borrower under Leases (regardless of whether the tenant improvements are performed by the landlord or the tenant thereunder); provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any Material Alteration which Lender determines may result in a decrease of net operating income from such Individual Property. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deposit cash with Lender for payment of the cost of such Material Alteration in an amount equal to 150% of the cost of the Material Alteration as estimated by Lender; provided, however, that in the event that such Material Alterations consist solely of tenant improvement work, there are sufficient funds contained in the applicable Leasing Reserve, and the conditions for disbursement from the applicable Leasing Reserve set forth in Section 6.5 hereof have been satisfied, then Lender shall not require the foregoing deposit. Upon substantial completion of the Material Alteration, Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with all applicable laws and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all reasonable out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.5(A).

(B)              Casualty or Taking.  In the event of a Taking, or a casualty or loss reasonably estimated to exceed $100,000, at any Individual Property, Borrower shall give immediate written notice of the same to the insurance carrier and to Lender and shall promptly commence and diligently prosecute to completion, in accordance with the terms hereof, all Legal Requirements, the repair and restoration of such Individual Property as nearly as possible to the Pre-Existing Condition (hereinafter defined) (a “Restoration”).  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance or Condemnation Proceeds. Borrower hereby authorizes and empowers Lender, if an Event of Default exists or if the casualty or Taking involves a loss in excess of the Restoration Threshold, (a) to make proof of loss, to adjust and compromise or settle any claim under insurance policies, including without limitation business interruption or rent loss insurance, or in connection with a Taking, (b) to appear in and prosecute any action arising from any insurance policies or Taking, (c) to collect and receive insurance proceeds and Condemnation Proceeds, and (d) to deduct therefrom Lender’s expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section shall require Lender to incur any expense or take any action hereunder. Borrower further authorizes Lender, at Lender’s option, if the casualty involves a loss in excess of the Restoration Threshold, (i) to hold the balance of such proceeds to be used to pay for the cost of Restoration of the affected Individual Property or (ii) subject to Section 5.5(C), to apply such proceeds to payment of the Obligations whether or not then due, in any order, and, provided that no Event of Default has occurred and is continuing, upon any such application of insurance proceeds or Condemnation Proceeds to the Obligations pursuant to the foregoing, no Prepayment Consideration shall be due and payable.  Notwithstanding the foregoing, in the event of a casualty or Taking where the loss does not exceed the Restoration Threshold, Borrower shall, without the necessity of Lender’s consent or participation, directly receive all insurance proceeds from its insurance carrier(s) and settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment and the Restoration are carried out in a commercially reasonable and timely manner.

(C)              Proceeds Application to Restoration. Lender shall not exercise Lender’s option to apply insurance proceeds or Condemnation Proceeds to payment of the Obligations and Lender shall make the proceeds available for Restoration if all of the following conditions are met: (i) no Event of Default then exists; (ii) Lender reasonably determines that there will be sufficient funds to complete the Restoration of the Property to at least the Pre-Existing Condition and to timely make all payments due under the Loan Documents during the Restoration of the affected Individual Property; (iii) Lender reasonably determines that the fair market value of the affected Individual Property after Restoration will not be less than the fair market value of such Individual Property prior to the occurrence of the loss or casualty to such Individual Property or the Taking, and that the rental income of the affected Individual Property and the other Property, after the Restoration of the affected Individual Property to the Pre-Existing Condition, will be sufficient to meet all operating expenses and payments of principal and interest under the Loan and maintain a debt service coverage ratio at least equal to 1.15:1.00 based upon an assumed debt service equal to the higher of actual annualized debt service or the Loan amount multiplied by 0.0715; and (iv) Lender reasonably determines that the Restoration of the affected Individual Property to the Pre-Existing Condition will be completed within one (1) year of the date of the loss or casualty to the Individual Property or the Taking, but in no event later than six (6) months prior to the Maturity Date; (v) in Lender’s reasonable judgment less than thirty percent (30%) (in the case of a fire or other loss or casualty to the Individual Property) or fifteen percent (15%) (in the case of a Taking) of the fair market value of the affected Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or Taking; (vi) Lender is reasonably satisfied that tenant leases covering in the aggregate 65% of the rentable square footage of the affected Individual Property shall remain in full force and effect during and after the Restoration of the affected Individual Property (subject to the rent abatement provisions thereof applicable as a result of the casualty or Taking, so long as such abatement will end, and full rental payments shall resume, upon substantial completion of the Restoration); and (vii) Lender is reasonably satisfied that the affected Individual Property can be restored and repaired as nearly as possible to the condition it was in immediately prior to such casualty or Taking and in compliance with all applicable zoning, building and other laws and codes (the “Pre-Existing Condition”), and in the case of a Taking Lender is reasonably satisfied that the Taking will, upon completion of the Restoration, have no material adverse effect on the use, operation or value of the affected Individual Property. Notwithstanding anything to the contrary set forth in this Section 5.5, where a loss exceeds the Restoration Threshold, Lender may retain business interruption or rent loss insurance proceeds as a reserve, and disburse the same on a monthly basis for application to debt service on the Loan until such time as Restoration is complete.

(D)              Disbursement for Restoration. Where a loss exceeds the Restoration Threshold and Lender elects to hold the insurance proceeds, and if Lender elects to make the insurance proceeds or Condemnation Proceeds available for Restoration of the affected Individual Property (or is required to make such proceeds available pursuant to Section 5.5(C) above), the proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, but not more frequently than once a month and in requested amounts of not less than $10,000, upon receipt of evidence satisfactory to Lender that (i) all materials installed and work and labor performed in connection with the Restoration have been paid for in full (other than that to be paid from the current pending disbursement), and (ii) there exist no notices of pendency, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the affected Individual Property. Borrower agrees that, if at any time during the Restoration of a loss that exceeds the Restoration Threshold, the cost of completing such Restoration, as reasonably determined by Lender, exceeds the undisbursed insurance proceeds, Borrower shall, promptly upon demand by Lender, deposit the amount of such excess with Lender, and Lender shall first disburse such deposit to pay for the costs of such Restoration on the same terms and conditions as the insurance proceeds are disbursed. If Borrower deposits such excess with Lender and if, after completion of the Restoration, any funds remain from the combination of insurance proceeds or Condemnation Proceeds and the funds so deposited with Lender by Borrower, and if no Event of Default shall have occurred and be continuing, then Lender shall disburse such remaining funds to Borrower.

(E)               Disbursement Conditions. Lender may, at Lender’s option, condition disbursement of any insurance proceeds or Condemnation Proceeds in excess of the Restoration Threshold on Lender’s approval of plans and specifications of an independent architect licensed in the state in which the affected Individual Property is located, having at least five (5) years of experience as an architect and reasonably satisfactory to Lender (an “Approved Architect”), any and all material contractors, subcontractors and materialmen engaged in the Restoration and the contracts and subcontracts under which they have been engaged, contractor’s cost estimates, architect’s certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Lender may reasonably require. Lender shall not be obligated to disburse insurance proceeds or Condemnation Proceeds more frequently than once every calendar month. If insurance proceeds or Condemnation Proceeds are applied to the payment of the Obligations, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly payments due under the Note or otherwise under the Loan Documents, or change the amounts of such payments. Any amount of insurance proceeds remaining in Lender’s possession after full and final payment and discharge of all Obligations shall be refunded to Borrower or otherwise paid in accordance with applicable law. If the affected Individual Property is sold at foreclosure or if Lender acquires title to the affected Individual Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance proceeds resulting from any damage to the Property prior to such sale or acquisition, and to any Condemnation Proceeds.

(F)               Retainage. In no event shall Lender be obligated to make disbursements of insurance proceeds or Condemnation Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Approved Architect, less a retainage equal to ten percent (10%) of such costs incurred until the

Restoration has been completed. The retainage shall in no event be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The retainage shall not be released until the Approved Architect certifies to Lender that the Restoration has been completed substantially in accordance with the provisions of this Section 5.5 and that all material approvals necessary for the re-occupancy and use of the affected Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the retainage.

Section 5.6      Inspection. Borrower shall permit any authorized representatives designated by Lender to visit and inspect during normal business hours the Property and its business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Unless an Event of Default has occurred, Lender shall provide advance written notice of at least two (2) Business Days prior to visiting or inspecting the Property or Borrower’s offices.

Section 5.7      Environmental Compliance.

(A)              Environmental Laws. Borrower shall at all times comply in all material respects with all applicable Environmental Laws. Borrower shall not: (i) violate any applicable Environmental Law; or (ii) generate, use, transport, handle, store, release or dispose of any Hazardous Material in or into, on or onto, or from any Individual Property (except in accordance with applicable law); or (iii) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any Individual Property.

(B)              Remedial Action. (i) Borrower shall promptly take and diligently prosecute any and all necessary remedial actions upon obtaining knowledge of the presence, storage, use, disposal, transportation, active or passive migration, release or discharge of any Hazardous Materials on, under or about any Individual Property in violation of any Environmental Laws; provided, however, that whether or not such action is required under applicable Environmental Laws, Borrower shall be required to take all remedial action necessary to clean up and remove mold and microbial matter from any Individual Property in the event that any action, suit or proceeding shall be commenced or threatened (in writing) by any Person or Governmental Authority with respect thereto or any investigation related to mold or microbial matter is commenced by any Governmental Authority, which action, suit, proceeding or investigation, if adversely determined, could reasonably be expected to have a Material Adverse Effect. In the event Borrower undertakes or causes to be undertaken any remedial action with respect to any Hazardous Materials on, under or about any Individual Property, Borrower shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the applicable policies, orders and directives of all federal, state and local governmental authorities.

(ii) If requested by Lender, all remedial actions under clause (i) above shall be performed by contractors, and under the supervision of a consulting engineer, which shall not be an Affiliate of Borrower, each approved in advance by Lender which approval shall not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such remedial actions shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the remedial actions, Lender may (but shall not be obligated to), upon 30 days prior written notice to Borrower of its intention to do so, cause such remedial actions to be performed. Borrower shall pay or reimburse Lender on demand for all expenses (including reasonable attorneys’ fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with monitoring, reviewing or performing any remedial actions in accordance herewith.

(iii) Borrower shall not commence any remedial actions under clause (i) above without Lender’s prior written approval which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Material on, under or about any Individual Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary or required under applicable Environmental Law, then Borrower may commence all necessary remedial actions without Lender’s prior written approval. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken. Borrower shall not enter into any settlement agreement, consent decree or other compromise relating to Hazardous Materials or Environmental Laws unless and until Lender has provided its prior written consent thereto.

(C)              Further Assurance. If Lender at any time has a reasonable basis to believe that a violation of any Environmental Law related to any Individual Property has occurred and is continuing or that any basis for a material Environmental Claim affecting any Borrower Party or related to any Individual Property exists, then Borrower agrees, promptly after written request from Lender, to provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to satisfy Lender that the Borrower Parties and the related Individual Property are in material compliance with all applicable Environmental Laws.

(D)              O & M Program. In the event the Environmental Report recommends the development of an operation and maintenance program for any Individual Property (including, without limitation, with respect to the presence of asbestos and/or lead-based paint) (“O & M Program”), Borrower shall develop an O & M Program, as approved by Lender, in Lender’s sole discretion, and shall, during the term of the Loan, including any extension or renewal thereof, comply in all respects with the terms and conditions of the O & M Program.  With respect to the CCW Property, the O & M Program is that certain Operations and Maintenance Program for Asbestos-Containing Materials dated June 19, 2006, prepared by The LJM Group, Inc., LJM Project No. 06.03.0582, and Borrower shall comply in all respects with the terms and conditions of such O & M Program.

Section 5.8      Environmental Disclosure.

(A)              Borrower shall promptly upon becoming aware thereof advise Lender in writing and in reasonable detail of: (1) any release, disposal or discharge of any Hazardous Material on, under, or about any Individual Property required to be reported to any federal, state or local governmental or regulatory agency under the applicable Environmental Laws except such releases, disposals or discharges pursuant to and in compliance with valid permits, authorizations or registrations under said Environmental Laws; (2) any and all written communications sent or received by Borrower with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency; (3) any remedial action taken by Borrower or any other Person in response to any Hazardous Material on, under or about any Individual Property; (4) the discovery by Borrower of any occurrence or condition on any real property adjoining or in the vicinity of any Individual Property that could cause such Individual Property or any part thereof to be classified as “border‑zone property” or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws the existence of which could result in an Environmental Claim with respect to any Individual Property; and (5) any request for information from any governmental agency that indicates such agency is investigating whether Borrower may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

(B)              Borrower shall promptly notify Lender of any proposed action to be taken pertaining in any way to any Individual Property to commence any operations that could reasonably be expected to subject Borrower or any Individual Property to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses which could reasonably be expected to subject Borrower to any material obligations or requirements under any Environmental Laws. Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section.

Section 5.9      Compliance with Laws and Contractual Obligations. Borrower will (A) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority in all jurisdictions in which it is now doing business or may hereafter be doing business, (B) maintain all licenses and permits now held or hereafter acquired by Borrower, and (C) perform, observe, comply and fulfill all of its obligations, covenants and conditions contained in any Contractual Obligation.

Section 5.10    Further Assurances. Borrower Parties and their Affiliates shall, from time to time, execute and/or deliver such documents, instruments, agreements, financing statements, and perform such acts as Lender at any time may reasonably request to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and/or to better and more effectively carry out the purposes of this Loan Agreement and the other Loan Documents.

Section 5.11    Performance of Agreements and Leases. Borrower shall duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with (i) hereunder and under the other Loan Documents to which it is a party, and (ii) agreements entered into or assumed by such Person in connection with the Property, and will not suffer or permit any default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing. Borrower shall comply with, observe and perform all of Borrower’s material obligations as landlord under the Leases and shall enforce the material terms, covenants and conditions contained in the Leases upon the part of the tenants thereunder to be observed or performed.

Section 5.12    Leases.

(A)              If any Event of Default exists, then without the prior written consent of Lender, Borrower shall not (i) enter into any Lease; (ii) cancel or terminate (including, without limitation, by exercise of any landlord recapture rights) any Lease; (iii) approve any assignment of any Lease that releases the original tenant from its obligations under such Lease, (iv) amend, modify or waive the provisions of any Lease in any material respect (including, without limitation, any amendment, modification or waiver reducing the fixed initial term of any Lease, reducing the rent payable under any Lease, changing any renewal provisions of any Lease or materially increasing the obligations of the landlord or materially decreasing the obligations of the tenant under any Lease or pursuant to which any premises covered by such Lease is surrendered); or (v) cancel or modify any guaranty, or release any security deposit, letter of credit, or other item constituting security pertaining to any Lease.

(B)              Provided that no Event of Default shall have occurred and be continuing, Lender’s consent shall not be required for the creation, assignment, termination, amendment or modification of any Lease provided that (i) the applicable Lease (or amendment or modification of a Lease if such amendment or modification adjusts or otherwise affects rent) is entered into on an arms-length basis with a tenant not affiliated with Borrower and provides for payment of a net effective rent (after taking into account any free rent, construction allowances or other concessions granted by landlord) and other material amounts payable no less than the then effective fair market rent then prevailing for similar properties and leases in the market area (and taking into account the type and creditworthiness of the tenant, the length of the term including any renewals, and the location and size of the premises covered thereby), and is otherwise on commercially reasonable terms, and (ii) such Lease, amendment or modification does not contain any options or rights of first offer or refusal or similar rights to purchase the Property or any portion thereof.  Borrower shall not, without Lender’s prior written consent, enter into Leases or amendments or modifications of Leases does not satisfy the foregoing criteria.

(C)              Borrower shall promptly send Lender copies of any notices of default received from the tenant under any Lease, and will enforce the performance by each tenant of the tenant’s obligations under any Lease.  Except for Security Deposits, no Lease shall provide for payment of rent more than one month in advance, and Borrower shall not under any circumstances collect any rent more than one month in advance. Borrower, at Lender’s written request, shall furnish Lender with executed copies of all Leases hereafter made (to the extent not theretofore provided to Lender). Each Lease (or a separate agreement with the tenant of such Lease, in recordable form and substance reasonably satisfactory to Lender) shall specifically provide that such Lease is subordinate to the Mortgage; that the tenant attorns to Lender, such attornment to be effective upon Lender’s acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time reasonably request; that the attornment of the tenant shall not be terminated by foreclosure; that in no event shall Lender, as holder of the Mortgage or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquire title to the Property.

Section 5.13    Management and Leasing.

(A)              Borrower shall cause Manager to manage each Individual Property in accordance with the Management Agreement. Borrower shall (i) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed and (ii) promptly notify Lender of any notice to Borrower of any default under the Management Agreement of which it is aware. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed beyond applicable notice and cure periods, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement upon five (5) Business Days’ notice to Borrower, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed. Borrower shall cause any new Manager to execute and deliver a subordination agreement reasonably satisfactory to Lender at the time of execution and delivery of any Management Agreement.

(B)              Borrower shall not surrender, terminate, cancel, materially modify, renew or extend such Management Agreement, or enter into any other Management Agreement with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent may be conditioned upon Borrower delivering a Rating Confirmation. If at any time Lender consents to the appointment of a new Manager (which consent shall not be unreasonably withheld in the absence of an Event of Default if a Rating Confirmation is obtained, or if Lender does not require a Rating Confirmation), such new Manager and Borrower shall, as a condition of Lender’s consent, execute a subordination of management agreement in the form delivered in connection with the closing of the Loan.

(C)              Lender shall have the right to require Borrower to replace the Manager with a Person chosen by Lender, upon the earliest to occur of any one or more of the following events: (i) the occurrence and continuance of an Event of Default; (ii) thirty (30) days after notice from Lender to Borrower that Manager has engaged in fraud, gross negligence, malfeasance or willful misconduct arising from or in connection with its performance under the Management Agreement, or Manager’s material default under the Management Agreement which is not cured within any applicable cure period provided under the Management Agreement; or (iii) a change in control of Manager.

Section 5.14    Material Agreements. Except for Leases complying with the Loan Documents and any Management Agreement complying with the foregoing, Borrower shall not enter into or become obligated under any material agreement pertaining to the Property, including without limitation brokerage agreements, unless the same may be terminated without cause and without payment of a penalty or premium, on not more than ninety (90) days’ prior written notice.

Section 5.15    Certain VCOC Provisions.  Lender, and its assignees and participants, shall have, the following additional rights relating to the management of Borrower: (i) the rights to discuss the business operations, properties and financial and other condition of Borrower including significant business activities and business and financial developments, with Borrower’s officers, employees and directors; (ii) the right to submit proposals or suggestions to such Borrower’s management with the requirement that Borrower’s management discuss such advice, proposals or suggestions with the Lender within a reasonable period after such submission considering them in good faith, in meetings which shall occur no less frequently than bi-monthly; (iii) the right to examine the books and records, operating reports, budgets and other financial reports of the Borrower on a regular basis, and to visit and inspect Borrower’s facilities and to reasonably require information at reasonable times and intervals concerning the general status of the Borrower’s financial condition and operations; (iv) the right to be notified of any material development to or affecting the Borrower’s business and to consult with and advise management with respect to such matters; (v) the right to discuss with management of Borrower, including management’s proposed reorganization plans and operating plan for going forward after such plan of reorganization has been effected; and (vi) the right to request from Borrower in addition to the information provided pursuant to this Agreement, when available, copies of all financial statements, forecasts and projections provided to or approved by Borrower’s management to its members and/or such other business and financial data may be reasonably requested.

Section 5.16    Estoppel Certificates. Within ten (10) Business Days following a written request by Lender, Borrower shall provide to Lender a duly acknowledged written statement confirming (i) the amount of the outstanding principal balance of the Loan, (ii) the terms of payment and maturity date of the Note, (iii) the date to which interest has been paid, (iv) to the actual knowledge of Borrower, whether any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail, (v) that this Loan Agreement, the Note, the Mortgage and the other Loan Documents have not been modified or amended, or, if modified or amended, giving particulars of any such modification or amendment, and (vi) such other factual matters as Lender shall reasonably request.

Section 5.17    Indebtedness. So long as the Loan is outstanding, Borrower will not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

(A)              the Obligations; and

(B)              unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business and operation of the Property; provided that (i) each such trade payable is payable not later than sixty (60) days after the original invoice date and is paid on or before the date when due and (ii) the aggregate amount of such trade payables outstanding does not, at any time, exceed $1,000,000. In no event shall any Indebtedness other than the Loan be secured, in whole or in part, by the Property or any portion thereof or interest therein.

Section 5.18    Liens and Related Matters. The obligations of Borrower under this Section are in addition to and not in limitation of its obligations under Article XI herein. So long as the Loan is outstanding:

(A)              No Liens. Borrower will not directly or indirectly create, incur, assume, suffer, or permit to exist any Lien on or with respect to the Property, any other Collateral or any direct or indirect ownership interest in Borrower, except Permitted Encumbrances.

(B)              No Negative Pledges. Borrower will not enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

Section 5.19    Contingent Obligations. Borrower will not directly or indirectly create or become or be liable with respect to any Contingent Obligation

Section 5.20    Restriction on Fundamental Changes. Except as otherwise expressly permitted under this Loan Agreement (or with the prior written consent of Lender):

(A)              Borrower will not permit any other Person to, (i) amend, modify or waive any term or provision of Borrower’s certificate of formation, limited liability company agreement, operating agreement, or other organizational documents relating to any of the representations, warranties or covenants of Article IX of this Loan Agreement or this Section 5.20 or any other material term or provision of Borrower’s organizational documents unless required by law; or (ii) liquidate, terminate, wind‑up or dissolve Borrower; or (iii) merge with or consolidate Borrower into another Person.

(B)              Borrower will not cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower’s business.

(C)              Borrower will not enter into any agreement which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

(D)              Borrower will not assign or transfer any of its interest in any licenses, permits, variances and certificates obtained by Borrower and used in connection with the ownership, operation, use or occupancy of the Property (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Property).

(E)               Borrower will not, and will not permit or suffer any other Person on its behalf, to (i) issue, sell, assign, pledge, convey, dispose or otherwise encumber any stock, membership interest, partnership interest, or other equity or beneficial interest in Borrower or (ii) grant any options, warrants, purchase rights or other similar agreements or understandings with respect thereto.

(F)               Borrower will not acquire by purchase or otherwise all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

Section 5.21    Transactions with Related Persons. Except for fees payable to Manager under the Management Agreement, the Borrower shall not pay any management, consulting, director or similar fees to any Related Person of Borrower or to any director or manager (other than any customary fees of the Independent Director), officer or employee of Borrower. Borrower shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Related Person of Borrower or with any director, officer or employee of any Borrower Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not a Related Person of Borrower. Borrower shall not make any payment or permit any payment to be made to any Related Person of Borrower when or as to any time when any Event of Default shall exist.

Section 5.22    ERISA.

(A)              No ERISA Plans. Borrower will not establish any Employee Benefit Plan, Pension Plan or Multiemployer Plan, or will commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Pension Plan or Multiemployer Plan.

(B)              Compliance with ERISA.  Borrower shall not:  (i) engage in any Prohibited Transaction; or (ii) permit the establishment of any Employee Benefit Plan providing post‑retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate or increase the obligation of Borrower. In addition to the prohibitions set forth in Article XI hereof, and not in limitation thereof, Borrower shall not Transfer its interest or rights in this Agreement or in the Property, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any Person owning a direct or indirect interest in Borrower Transfer any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, nor shall Borrower or any Person owning a direct or indirect  interest in Borrower take, without limitation, any action or fail to take any action, if, in any such case, doing so would (i) cause the Loan or the exercise of any of Lender’s rights in connection therewith to constitute a Prohibited Transaction (unless Borrower furnishes a legal opinion reasonably satisfactory to Lender that the same is exempt from the Prohibited Transaction provisions or ERISA and the IRC or otherwise does not constitute a Prohibited Transaction), assuming solely for this purpose that Lender is a Party In Interest or a Disqualified Person with respect to an employee benefit plan, if any, which has directly or indirectly invested in Borrower, or (ii) otherwise result in Lender being deemed in violation of any applicable provisions of ERISA with respect to the Loan.  Borrower shall take such steps as are necessary to assure that each of them ( and their respective shareholders, partners and members) does not commit any act, or fail to commit any act, the occurrence of which or the failure of which to occur would cause the Loan to be Prohibited Transaction.

(C)              No Plan Assets. Borrower shall not at any time during the term of this Loan Agreement become (1) an employee benefit plan defined in Section 3(3) of ERISA which is subject to ERISA, (2) a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, (3) a “governmental plan” within the meaning of Section 3(32) of ERISA or (4) an entity any of whose underlying assets constitute “plan assets” of any such employee benefit plan, plan or governmental plan for purposes of Title I or ERISA, Section 4975 of the IRC or any state statutes applicable to Borrower regulating investments of governmental plans.  Borrower shall deliver to Lender such certification or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender that the assets of Borrower do not and will not constitute “plan assets” for the purposes of Title I of ERISA of any “employee benefit plan” as defined in Section 3 (3) of ERISA, which is subject  to Title I or ERISA because Borrower is a Real Estate Operating Company as defined in the U.S. Department of Labor Asset Regulation (29 C.F.R. 2510.3-101(e)).  For so long as any portion of the Loan is outstanding, Borrower shall comply with all requirements and take all actions necessary to maintain Borrower’s status as a “Real Estate Operating Company” under the U.S. Department of Labor Plan Asset Regulations and to otherwise operate so as to continue to qualify as a “Real Estate Operating Company” under the Plan Asset Regulations (29 C.F.R. 2510.3-101(e)) such that Borrower will not be deemed to be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and the assets of Borrower will not be deemed to constitute “plan assets” of one or more such plans for the purposes of Title 1 of ERISA.  Notwithstanding the foregoing, for so long as long as any portion of the Loan is outstanding, no transfer, restructuring, mergers or changes of control with respect to Borrower shall be permitted to the extent same would cause Borrower to no longer be a ‘Real Estate Operating Company’ under the Plan Asset Regulations.

(D)              Indemnification.  If the provisions of this Section 5.22 are violated, Borrower agrees, at its own cost and expense, to take such steps Lender shall reasonably request to prevent the occurrence of a Prohibited Transaction or to correct the occurrence of a Prohibited Transaction.  Borrower agrees to indemnify, defend and hold the Indemnified Parties free and harmless from and against all loss, costs (including, without limitation, reasonable attorney’s fees and expenses), taxes, penalties, damages and expenses any Indemnified Party may suffer by reason of the investigation, defense and settlement of claims based upon a breach of the foregoing provisions.  The foregoing indemnification shall survive repayment of the Loan.

Section 5.23    Lender’s Expenses. Borrower shall pay, on written demand by Lender, all reasonable expenses, charges, costs and fees (including reasonable attorneys’ fees and expenses) in connection with the negotiation, documentation, closing, administration, servicing, enforcement, interpretation, and collection of the Loan and the Loan Documents, and in the preservation and protection of Lender’s rights hereunder and thereunder, except for expenses, charges, costs and fees incurred by Lender relating to Article X. Without limitation of the foregoing, the Borrower shall pay all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in any case or proceeding under Title 11 of the United States Code (or any law succeeding or replacing any of the same). At the Closing, Lender is authorized to pay directly from the proceeds of the Loan any or all of the foregoing expenses then or theretofore incurred.

Section 5.24    Environmental Matters; Inspection.

(A)              Borrower shall not permit any Hazardous Materials to be present on, under or to emanate from the Property, or migrate from adjoining property controlled by Borrower onto or into the Property, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Materials are present on, under or emanate from the Property, or migrate onto or into the Property, Borrower shall cause the removal or remediation of such Hazardous Materials, in accordance with this Loan Agreement and Environmental Laws (including, where applicable, the National Contingency Plan promulgated pursuant to the

Comprehensive Environmental Response, Compensation and Liability Act). Borrower shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Materials onto or into the Property from any adjoining property.

(B)              Upon reasonable prior written notice, Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of the Property, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of the Property. If Lender has reasonable grounds to suspect that remedial actions may be required, Lender shall notify Borrower and, thereafter, may select a consulting engineer to conduct and prepare reports of such inspections (with notice to Borrower prior to the commencement of such inspection). Provided no Event of Default exists, Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Lender in this Section 5.24 shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Loan Agreement, and shall expressly include the right (if Lender suspects that remedial actions may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

(C)              Borrower agrees to bear and shall pay or reimburse Lender on demand for all sums advanced and expenses incurred (including reasonable attorneys’ fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.24 (to the extent such inspections and reports relate to the Property) in the following situations:

                                                   (i)               If Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

                                                 (ii)               If any such inspection reveals an occurrence or condition that is reasonably likely to lead to an Environmental Claim; or

                                                (iii)               If an Event of Default with respect to the Property exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Materials, Environmental Laws or any other environmental matter.

Section 5.25    Environmental Claims. Lender may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning the Property or any portion thereof under any Environmental Law, if, in Lender’s reasonable judgment, the interests of Lender shall not be adequately protected by Borrower; provided, however, that Lender shall not participate in day-to-day decision making with respect to environmental compliance. Borrower shall pay or reimburse Lender on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys’ fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) incurred by Lender in connection with any such action or proceeding.

Section 5.26    Environmental Indemnification. Borrower shall indemnify, reimburse, defend, and hold harmless Lender and its parent, subsidiaries, Affiliates, shareholders, directors, officers, employees, representatives, agents, successors, assigns and attorneys (collectively, the “Indemnified Parties”) for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys’ fees, disbursements and expenses, and reasonable consultants’ fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender)), asserted against, resulting to, imposed on, or incurred by any Indemnified Party, directly or indirectly, in connection with any of the following (except to the extent same are directly and solely caused by the fraud, bad faith, gross negligence or willful misconduct of any Indemnified Party:

                                                      (i)            events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

                                                    (ii)            any pollution or threat to human health or the environment that is related in any way to Borrower’s or any previous owner’s or operator’s management, use, control, ownership or operation of any Individual Property (including, without limitation, all on-site and off-site activities involving Hazardous Materials), and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Reports;

                                                   (iii)            any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

                                                  (iv)            the breach of any representation, warranty or covenant set forth in Section 5.7 or any of Sections 5.24 through 5.26, inclusive.

The provisions of and undertakings and indemnification set forth in this Section 5.26 shall survive the satisfaction and payment of the Indebtedness and termination of this Loan Agreement.

Section 5.27    Operation of Property. Borrower shall cause the operation of each Individual Property to be conducted at all times in a manner consistent with at least the level of operation of each Individual Property as of the Closing Date for the Loan, including, without limitation, the following:

                                                      (i)            to maintain or cause to be maintained the standard of each Individual Property at all times at a level not lower than that maintained by prudent managers of similar facilities or land in the region where each Individual Property is located;

                                                    (ii)            to operate or cause to be operated each Individual Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and maintain or cause to be maintained all licenses, permits and any other agreements necessary for the continued use and operation of each Individual Property; and

                                                   (iii)            to maintain or cause to be maintained sufficient inventory, equipment and other personal property of types and quantities at each Individual Property to enable Borrower to operate each Individual Property and to comply with all Leases affecting each Individual Property.

Section 5.28    Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Lien created or secured by the Loan Documents, other than income, franchise, doing business and other analogous taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loan from the value of the Collateral for the purpose of taxation, (2) affecting Lender’s Lien on the Collateral or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by realty, or changing the manner of collecting any such taxes, the Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

Section 5.29    Cooperate in Legal Proceedings. The Borrower shall reasonably cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way materially affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, shall not prohibit Lender, at its election, from participating in any such proceedings.

Section 5.30    Insurance Benefits. The Borrower shall reasonably cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable to Lender in connection with each Individual Property. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements and the payment by the Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Individual Property or any part thereof, but excluding internal overhead, administrative and similar costs of Lender) out of such insurance proceeds, all as more specifically provided in this Loan Agreement.

Section 5.32    Prohibited Persons. Borrower covenants and agrees that neither Borrower, Guarantor, nor any of their respective Affiliates, officers, directors, partners or members will knowingly: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that: (8) neither Borrower, Guarantor, nor their respective officers, directors, partners, members or Affiliates is a Prohibited Person; and (ii) neither Borrower, Guarantor, nor their respective officers, directors, partners, members or Affiliates has to its knowledge engaged in any business transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

ARTICLE VI
RESERVES

Section 6.1      Security Interest in Reserves; Other Matters Pertaining to Reserves.

(A)              Borrower hereby pledges, assigns and grants to Lender a security interest in and to all of Borrower’s right, title and interest in and to the Reserves, as security for payment and performance of all of the Obligations hereunder and under the Note and the other Loan Documents. The Reserves constitute Account Collateral and are subject to the security interest in favor of Lender created herein and all provisions of this Loan Agreement and the other Loan Documents pertaining to Account Collateral.

(B)              In addition to the rights and remedies provided in Article VII and elsewhere herein, upon the occurrence of any Event of Default, Lender shall have all rights and remedies pertaining to the Reserves as are provided for in any of the Loan Documents or under any applicable law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of any Event of Default, Lender in its sole and absolute discretion, may use the Reserves (or any portion thereof) for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations including the Prepayment Consideration applicable upon such payment in such order as Lender may determine in its sole discretion; provided, however, that such application of funds shall not cure or be deemed to cure any default; (ii) reimbursement of Lender for any losses or expenses (including, without limitation, reasonable legal fees) suffered or incurred as a result of such Event of Default; (iii) payment for the work or obligation for which such Reserves were reserved or were required to be reserved; and (iv) application of the Reserves in connection with the exercise of any and all rights and remedies available to Lender at law or in equity or under this Loan Agreement or pursuant to any of the other Loan Documents.

Section 6.2      Funds Deposited with Lender.  Except only as expressly provided otherwise herein, all funds of Borrower which are deposited with Lender as Reserves hereunder shall be held by Lender in one or more Permitted Investments. Lender is authorized to commingle any of the Reserves with each other and with any other funds held by Lender. All interest which accrues on the Reserves shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.

Section 6.3      Impositions and Insurance Reserve. Subject to the proviso below, Borrower shall deposit with Lender monthly, on each Payment Date commencing with the First Payment Date, 1/12th of the annual charges (as estimated by Lender) for all Impositions and Insurance Premiums payable with respect to the Property hereunder (said funds, together with any interest thereon and any additions thereto, the “Impositions and Insurance Reserve”), and Borrower shall also deposit with Lender on demand, to be added to and included within such reserve, a sum of money which Lender reasonably estimates, together with such monthly deposits, will be sufficient to make the payment of each such charge at least thirty (30) days prior to the date initially due; provided, that no deposits shall be required into the Impositions and Insurance Reserve so long as no Event of Default exists and continues beyond any applicable cure period provided herein and Borrower provides Lender with paid receipts and other evidence satisfactory to Lender that all Impositions and Insurance Premiums have been and continue to be fully and timely paid, and in any event, in the case of Impositions, prior to any delinquency or assessment of late payment interest or penalties.  If deposits are required in the Impositions and Insurance Reserve, Borrower shall provide Lender with bills and all other documents necessary for the payment of the foregoing charges at least thirty (30) days prior to the date on which each payment shall first become due, and so long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has provided Lender with the foregoing bills and other documents in a timely manner, and (iii) sufficient funds are held by Lender for the payment of the Impositions and Insurance Premiums (if applicable) relating to the Property, Lender shall pay said items or disburse to Borrower from such Reserve amounts sufficient to pay said items.

Section 6.4      Guaranty in Lieu of Rollover Reserve.  In lieu of requiring monthly deposits into a leasing rollover reserve, Guarantor has, pursuant to the Guaranty, guaranteed the payment of the unpaid balance of the Obligations subject to a maximum liability limitation of $655,000 (such guaranty, as distinguished from the other obligations and matters guaranteed by Guarantor under the Guaranty, is herein referred to as the “Limited Debt Guaranty”); provided that at any time after January 1, 2008 Borrower shall be entitled to obtain the termination of such Limited Debt Guaranty, and such Limited Debt Guaranty shall terminate and be of no further force and effect (a “Limited Debt Guaranty Termination”; a Limited Debt Guaranty Termination shall not, however, terminate, limit or otherwise affect the other obligations of Guarantor under the Guaranty or the other recourse obligations of Borrower hereunder, which shall survive and continue in full force and effect notwithstanding any Limited Debt Guaranty Termination), if Borrower satisfies the following conditions (the “Limited Debt Guaranty Termination Conditions”):

(A)              no Event of Default shall exist and be continuing;

(B)              Borrower shall make a written request to Lender for termination of the Limited Debt Guaranty (the “Termination Request”), which request may only be made after January 1, 2008, as such Limited Debt Guaranty is being provided in lieu of a rollover reserve for anticipated lease rollovers prior to January 1, 2008;

(C)              Borrower shall demonstrate to Lender’s reasonable satisfaction, providing such evidence and calculations as Lender may reasonably require, that based upon Leases in place at the time of Borrower’s Termination Request, the Property DSCR (as defined below) is at least equal to 1.15:1.00.

As used herein, the “Property DSCR” at any time of determination thereof shall be the ratio of Property Annualized NOI (as defined below) to Adjusted Annualized Debt Service (as defined below).

As used herein, the “Property Annualized NOI” at any time of determination thereof shall mean the excess at such time of determination of (a) annualized base rents and monthly recoveries under bona fide Leases at the Property with tenants in occupancy, open for business and paying rent at such time of determination over (b) annualized Operating Expenses, based upon actual Operating Expenses for the twelve month period ending at the time of such determination, in each case adjusted to reflect Lender’s reasonable determination of (i) a vacancy factor equal to the greatest of (A) the market vacancy rate (as reasonably determined by Lender) for similar properties in the commercial business district or market area in which the Property is located, (B) the actual vacancy rate at the Property, and (C) 8.3% of the rentable area of the Property; (ii) a reduction of above market rents at the Property to market rents as reasonably determined by Lender; (iii) a base management fee equal to the greater of (A) the actual base management fees at the time of such determination, annualized, and (B) 3% of annualized Property gross revenues; (iv) subtraction of (A) an underwritten annualized capital reserve amount equal to $0.20 per rentable square foot at the Property per annum (regardless of whether a reserve therefor is required hereunder or the amount of such reserve), and (B) an underwritten annualized leasing reserve amount equal to $0.70 per rentable square foot at the Property per annum (regardless of whether a reserve therefor is required hereunder or the amount of such reserve); and (v) exclusion of (X) amounts representing non-recurring items and (Z) amounts received from tenants not currently in occupancy and paying rent, from tenants affiliated with any Borrower Parties, from tenants in default or in bankruptcy and from tenants under month-to-month Leases or Leases where the term is about to expire.

As used herein, the “Adjusted Annualized Debt Service” shall be an amount equal to the product of the outstanding principal balance of the Loan multiplied by an assumed mortgage constant of 0.0715.

Section 6.5      Contingent Leasing Reserve.

(A)              Assurant Lease.  In the event the tenant under the Assurant Lease exercises its Assurant Early Termination Option, Borrower shall promptly, and in any event within five (5) Business Days, notify Lender, deposit with Lender the Assurant Early Termination Payment, and additionally thereafter Borrower shall deposit with Lender monthly, on each Payment Date commencing with the Payment Date following the date upon which the tenant has provided notice of its exercise of the Assurant Early Termination Option (the “Assurant Exercise Date”), an amount equal to the Gateway Property Excess Cash Flow (as defined below) for the month prior to the month containing such Payment Date (said funds, together with any interest thereon and additions thereto, the “Gateway Leasing Reserve”) for the purpose of creating a reserve for tenant improvement costs or allowances therefor and leasing commissions required to be paid by Borrower in connection with reletting the space at the Gateway Property pursuant to Leases which have been approved, or are deemed approved, by Lender, or for which no approval is required by Lender in accordance with the terms and conditions hereof and the other Loan Documents (collectively, “Approved Gateway Leasing Costs”). Upon the Borrower’s written request for disbursement, Lender shall disburse funds from the Gateway Leasing Reserve to or for the account of Borrower, to reimburse Borrower for such Approved Gateway Leasing Costs, on the Payment Date following such request, upon satisfaction of each of the conditions listed on Schedule 6.7 and each of the conditions set forth in Section 6.7.  The “Gateway Property Excess Cash Flow” for any month shall be equal to the excess of rents and other revenues from the Gateway Property for such month over the sum of (a) 7.1% of the monthly interest payment under the Loan plus (b) one-twelfth of the annualized real estate taxes and insurance premiums for the Gateway Property plus (c) reasonable and customary cash operating expenses (other than real estate taxes and insurance premiums, but including market property management fees not in excess of 5% of revenues) for the Gateway Property for such month.  Borrower shall on each Payment Date after the Assurant Exercise Date provide Lender with a calculation of the amount of the Gateway Property Excess Cash Flow, with reasonable supporting detail, certified by

Borrower.  Such calculation shall be subject to Lender’s reasonable approval and adjustment, and Borrower shall provide such supporting information and documentation as Lender may reasonably request in connection with Lender’s review.  In the event Lender requires an adjustment increasing the amount of the Gateway Property Excess Cash Flow for a month, such increase shall be paid to Lender for deposit into the Gateway Leasing Reserve, as an addition to the regular installments of Gateway Property Excess Cash Flow, within ten (10) days after Lender gives written notice to Borrower of the requirement to deposit such increase.  Any interest, dividends or other earnings from funds deposited as part of the Gateway Leasing Reserve shall deposited in the Gateway Leasing Reserve as additional deposits therein.

(B)              AU Lease.  In the event the tenant under the AU Lease exercises its AU Early Termination Option, Borrower shall promptly, and in any event within five (5) Business Days, notify Lender, and thereafter Borrower shall deposit with Lender monthly, on each Payment Date commencing with the Payment Date following the date upon which the tenant has provided notice of its exercise of the AU Early Termination Option (the “AU Exercise Date”), an amount equal to the CCW Property Excess Cash Flow (as defined below) for the month prior to the month containing such Payment Date (said funds, together with any interest thereon and additions thereto, the “CCW Leasing Reserve”) for the purpose of creating a reserve for tenant improvement costs or allowances therefor and leasing commissions required to be paid by Borrower in connection with reletting the space at the CCW Property pursuant to Leases which have been approved, or are deemed approved, by Lender, or for which no approval is required by Lender in accordance with the terms and conditions hereof and the other Loan Documents (collectively, “Approved CCW Leasing Costs”). Upon the Borrower’s written request for disbursement, Lender shall disburse funds from the CCW Leasing Reserve to or for the account of Borrower, to reimburse Borrower for such Approved CCW Leasing Costs, on the Payment Date following such request, upon satisfaction of each of the conditions listed on Schedule 6.7 and each of the conditions set forth in Section 6.7.  The “CCW Property Excess Cash Flow” for any month shall be equal to the excess of rents and other revenues from the CCW Property for such month over the sum of (a) 14.1% of the monthly interest payment under the Loan plus (b) one-twelfth of the annualized real estate taxes and insurance premiums for the CCW Property plus (c) reasonable and customary cash operating expenses (other than real estate taxes and insurance premiums, but including market property management fees not in excess of 5% of revenues) for the CCW Property for such month.  Borrower shall on each Payment Date after the AU Exercise Date provide Lender with a calculation of the amount of the CCW Property Excess Cash Flow, with reasonable supporting detail, certified by Borrower.  Such calculation shall be subject to Lender’s reasonable approval and adjustment, and Borrower shall provide such supporting information and documentation as Lender may reasonably request in connection with Lender’s review.  In the event Lender requires an adjustment increasing the amount of the CCW Property Excess Cash Flow for a month, such increase shall be paid to Lender for deposit into the CCW Leasing Reserve, as an addition to the regular installments of CCW Property Excess Cash Flow, within ten (10) days after Lender gives written notice to Borrower of the requirement to deposit such increase.  Any interest, dividends or other earnings from funds deposited as part of the CCW Leasing Reserve shall deposited in the CCW Leasing Reserve as additional deposits therein.

(C)              Certain Definitions.  As used herein, the term “Leasing Reserve” shall mean the Gateway Leasing Reserve and the CCW Leasing Reserve, as applicable to the reserved funds in question, and the term “Approved Leasing Costs” shall mean the Approved Gateway Leasing Costs and the Approved CCW Leasing Costs, as applicable to the reserved funds in question.

Section 6.6      Security Deposits; Lease Recoveries.

(A)              Borrower shall if an Event of Default exists transfer all Security Deposits to Lender and, in the case of Security Deposits which are in the form of letters of credit, deliver such letters of credit to Lender and execute such documents and take such actions as are necessary to create a perfected security interest in favor of Lender in such letters of credit and the proceeds thereof, as determined by Lender, including without limitation, if Lender requires, causing the Lender or its designee to become the beneficiary under such letters of credit; in addition, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to take in the name of Borrower any and all actions necessary to cause such letters of credit to be transferred or re-issued to Lender as beneficiary if an Event of Default exists. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

(B)              If an Event of Default exists, Borrower shall additionally from time to time deposit with Lender any Lease termination payments (whether such payments are payable in accordance with the terms of any Lease or by agreement between landlord and tenant, with Lender’s approval if required hereunder) or recoveries upon the enforcement of the Leases and the guaranties, if any, thereof, upon any default beyond the applicable cure period (provided that the Assurant Early Termination Payment shall be paid to Lender pursuant to Section 6.5 above regardless of whether an Event of Default exists).

Section 6.7      Conditions to Disbursements from the Replacement Reserve and Leasing Reserve; Performance of Work.

(A)              Disbursements from the Leasing Reserve. Upon Borrower’s request for disbursement, Lender shall disburse funds from the applicable Leasing Reserve (such Reserves, the “Work Reserves”) to or for the account of Borrower, to reimburse Borrower for the applicable Approved Leasing Costs (collectively, “Approved Expenditures”; and the related tenant improvements to which any such request for disbursement relates shall be referred to as the “Work”), on the Payment Date following such request, upon satisfaction of each of the conditions listed on Schedule 6.7 and each of the conditions set forth below:

                                                      (i)            Except as provided in this Section 6.7, each request for disbursement from the Work Reserves shall be made only after completion of the Approved Expenditures for which disbursement is requested.

                                                    (ii)            If (1) the cost of a particular item of the Approved Expenditures exceeds $25,000, (2) the contractor performing such item of the Approved Expenditures requires periodic payments pursuant to the terms of a written contract, and (3) Lender has approved in writing in advance such periodic payments (such approval not to be unreasonably withheld or delayed), a request for disbursement from the Work Reserves may be made after completion of a portion of the work under such contract, provided (v) such contract requires payment upon completion of such portion of the work, (w) the materials for which the request is made are on site at the

Property and are properly secured or have been installed in the Property, (x) all other conditions in this Loan Agreement for disbursement have been satisfied, (y) funds remaining in the applicable Work Reserve together with the amounts that are scheduled to be deposited therein by Borrower are, in Lender’s reasonable judgment, sufficient to complete such item of Approved Expenditures, and (z) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

                                                   (iii)            Each disbursement from a Work Reserve, except for a final disbursement, shall be in the amount of actual costs incurred for completed Work (as certified by an Approved Architect) less a retainage equal to ten percent (10%) of such costs incurred until such Work has been completed. The retainage shall in no event be less than the percentage of such costs that the contract with the relevant contractor or supplier specifies to be retained and advanced as part of the final disbursement. No funds will be advanced for materials stored at any Property unless such materials are properly stored and secured at the Property in accordance with the Borrower’s customary procedures and sound construction practices as reasonably determined by Lender. The retainage shall not be released until the Approved Architect certifies to Lender that the Work has been completed substantially in accordance with the provisions of this Section 6.7 and that all material approvals necessary for occupancy and use of the subject leased space at the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Work have been paid in full or will be paid in full out of the retainage.

                                                  (iv)            The amount of all invoices in connection with the Work with respect to which a disbursement is requested and which has been approved by Lender shall be disbursed by Lender either directly to Borrower (in which event, Borrower covenants and agrees to promptly pay such invoices) or, if an Event of Default has occurred and is continuing, at Lender’s option and in Lender’s sole and absolute discretion, directly to the contractor, supplier, materialman, mechanic or subcontractor indicated on said invoices unless already paid by Borrower and Lender has received satisfactory evidence of such payment in which case Lender shall reimburse Borrower. In the event that any Borrower requests that any amounts be disbursed directly to Borrower pursuant to the foregoing sentence, Borrower shall be required to deliver evidence reasonably acceptable to Lender of payment of all invoices for which disbursements were previously made to Borrower as a condition to such requested disbursement.

                                                    (v)            No more than one disbursement will be made by Lender from a Work Reserve in any calendar month, and no disbursement will be made on any day other than a Payment Date. Lender shall not be required to make any disbursement from a Work Reserve with respect to the Property unless such requested disbursement is in an amount equal to or greater than $10,000.

                                                  (vi)            Lender reserves the right, at its option and as a condition to any disbursement from a Work Reserve, to approve (1) all drawings and plans and specifications, if any, for any Work which require aggregate payments in amounts exceeding $25,000, and (2) all contracts and work orders with materialmen, mechanics, suppliers, subcontractors, contractors and other parties providing labor or materials in connection with any Work which require aggregate payments in amounts exceeding $25,000. Any such approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Lender fails to respond within ten (10) Business Days after Lender receives all information reasonably required to adequately review such drawings, plans and specifications, contracts or work orders.

                                                 (vii)            For any Work which requires aggregate payments in amounts exceeding $25,000 or is structural in nature or relates to the fire life safety systems at the Property, Lender may require an inspection of the Property prior to making a monthly disbursement from the applicable Work Reserve in order to verify completion of the work for which disbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified architect or engineer selected by Lender and/or may require a copy of a certificate of completion by an independent qualified architect or engineer licensed in the state where the applicable Property is located and otherwise acceptable to Lender prior to the disbursement of any amounts from the applicable Work Reserve. Borrower shall pay the reasonable, out-of-pocket expense of such inspections as required hereunder, whether such inspections are conducted by Lender or by an independent qualified professional, up to a maximum of four (4) such inspections during any calendar year. If Lender should require more than four (4) such inspections during any calendar year, unless an Event of Default has occurred during such calendar year, the expense of each additional inspection in any calendar year (over the four maximum) shall be borne by Lender.

                                               (viii)            In addition to the above conditions, (1) any retainage held by Lender pursuant to Section 6.7(A)(iii) above in connection with any Approved Expenditures shall not be released until Borrower has delivered to Lender an estoppel certificate or letter executed by the applicable tenant certifying that all applicable Work has been completed (except for minor or insubstantial details of construction that remain to be performed (i.e., so-called “punch list” items)) by Borrower in accordance with the applicable Lease and that such tenant has accepted the premises covered thereby and (2) payment of any leasing commissions from the applicable Leasing Reserve shall be subject to satisfaction of all conditions precedent to payment of same under the brokerage or leasing agreement pursuant to which such commissions are payable.

(B)       Performance of Work.

                                                      (i)            Borrower shall complete all Work in a good and workmanlike manner as soon as practicable following the commencement thereof in accordance with all Legal Requirements. The insufficiency of the balance in the applicable Work Reserve shall not relieve Borrower from its obligation to perform and complete the related Work as herein provided or to fulfill all other preservation and maintenance covenants in the Loan Documents.

                                                    (ii)            In the event Lender determines in its reasonable discretion that any Work is not being performed in a workmanlike or timely manner or that any Work has not been completed in a workmanlike manner, Lender shall have the option to withhold disbursement for such unsatisfactory work and so notify Borrower with reasonable detail regarding the basis for Lender’s dissatisfaction and, after the expiration of thirty (30) days from the giving of such notice by Lender to Borrower of such unsatisfactory work without the cure thereof (or, if such unsatisfactory work is susceptible of a cure but cannot reasonably be cured within said thirty (30) day period and provided that Borrower shall have commenced to cure such unsatisfactory work within said thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, after the expiration of such longer period as is reasonably necessary for Borrower in the exercise of due diligence to cure such unsatisfactory work, up to a maximum of an additional sixty (60) days, without the cure thereof), Lender may proceed under existing contracts or contract with third parties to complete such Work, as the case may be, and apply amounts contained in the applicable Work Reserve toward the labor and materials necessary to complete the same, without providing any additional prior notice to Borrower, and exercise any and all other remedies available to Lender upon and during the continuance of an Event of Default hereunder.

                                                   (iii)            In order to facilitate Lender’s completion or making of any Work pursuant to Section 6.7(B)(ii) above, Borrower grants Lender the right to enter onto the Property after the expiration of the notice specified above and perform any and all work and labor necessary to complete the applicable Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose, Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the applicable Work in the name of Borrower pursuant to Section 6.7(B)(ii) above. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (1) to use any funds in the applicable Work Reserve for the purpose of making or completing any Work; (2) to make such additions, changes and corrections to any Work as shall be reasonably necessary or desirable to complete the same; (3) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (4) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of any Work, or for clearance of title; (5) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (6) in its reasonable discretion, to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (7) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Loan Agreement.

                                                  (iv)            Nothing in this Section shall: (1) make Lender responsible for making or completing any Work; (2) require Lender to expend funds in addition to the amounts on deposit in the applicable Work Reserve to make or complete any Work; (3) obligate Lender to proceed with any Work; or (4) obligate Lender to demand from Borrower additional sums to make or complete any Work.

                                                    (v)            Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect or inspector) or third parties performing any Work pursuant to this Section 6.7 to enter onto the Property during normal business hours upon reasonable prior notice (subject to the rights of tenants under their Leases) to inspect the progress of any Work and all materials being used in connection therewith, to examine all plans and shop drawings relating thereto which are or may be kept at the Property, and to complete any Work made pursuant to Section 6.7(B)(ii). Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 6.7(B) or the completion of the Work pursuant to this Section 6.7(B).

                                                  (vi)            All Work and all materials, equipment, fixtures and any other item comprising a part thereof shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialman’s or other liens (except for the Permitted Encumbrances).

                                                 (vii)            All Work shall comply with all applicable legal requirements of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements, including, without limitation, applicable building codes, special use permits, environmental regulations and requirements of insurance underwriters.

(C)       Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, costs and expenses (including, without limitation, litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Work, except to the extent caused by the bad faith, willful misconduct or gross negligence of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Work; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured beyond any applicable cure period contained herein.

Section 6.8      Immediate Repairs/Leasing Costs. Within six months after the Closing (or eighteen months at Closing in the case of the Assurant Carpeting Work, as defined below), Borrower shall complete in a good and workmanlike manner and pay the cost of, on a lien-free basis, (i) the immediate physical repairs, improvements and deferred maintenance required on the Property as indicated in the Property Condition Report and/or Environmental report for the Property prepared and delivered prior to the Closing and as such work is more particularly described on Schedule 6.8, (ii) such repairs, replacements and/or remediation with respect to the “carpet bubbling issue” identified by Assurant in its tenant estoppel certificate as are required in order to resolve and remediate (or replace if necessary) the purportedly defective carpeting/carpeting adhesion problem at the Assurant premises and obtain and deliver an updated tenant estoppel certificate from Assurant with respect to the Assurant Lease showing that such “carpet bubbling issue” has been resolved (the “Assurant Carpeting Work”) and (iii) the tenant improvement work and all tenant improvement costs and/or allowances therefor and (if applicable) leasing commissions and other leasing costs under and with respect to (a) the AU Lease, indicated as a $945,220 incomplete lease obligation on the closing statement with respect to Borrower’s acquisition of the CCW Property, and (b) the lease at the Pacific Hills Property with CBS Home R.E., indicated as a $148,995 incomplete lease obligation on the closing statement with respect to the Borrower’s acquisition of the Pacific Hills Property (the work and costs identified in clauses (i)-(iii) above, the “Immediate Repairs/Leasing Costs”) and shall provide to Lender such documentation, and other evidence of compliance with law as Lender may reasonably require to evidence the completion and payment of the Immediate Repairs/Leasing Costs.

ARTICLE VII
CASH MANAGEMENT

Section 7.1      Establishment of Collection Account Upon Event of Default.

                                                      (i)            Collection Account. If an Event of Default exists and continues beyond any applicable cure period provided herein, Lender may establish, or upon Lender’s request Borrower shall establish, with a depository institution selected by Lender, an Eligible Account for the benefit of the Lender, as secured party hereunder, to serve as the “Collection Account” (said account, and any account replacing the same in accordance with this Loan Agreement, the “Collection Account”; and the depository institution in which the Collection Account is maintained, the “Collection Account Bank”).  The Collection Account shall each be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer), and Borrower shall have no rights to control or direct the investment or payment of funds therein.  Lender may elect to change any financial institutions in which the Collection Account is maintained.  The Collection Account shall be deemed to contain such sub-accounts as Lender may designate (“Sub-Accounts”), which may be maintained as separate ledger accounts and need not be separate Eligible Accounts (the Collection Account and any Sub-Accounts are herein collectively referred to as the “Accounts” and the Collection Account Bank and any other financial institution at which Accounts may be maintained are herein sometimes referred to each as an “Account Bank”).  At Lender’s request if an Event of Default exist, Borrower shall enter into an account agreement with the Account Bank in the form required by Lender and Account Bank, among other things confirming Lender’s sole dominion and control of the Accounts.

(B)              Account Name. Each Account shall be in the name designated by Lender, which may be in the name of Lender, as secured party, or, at Lender’s option, in the name of the Borrower for the benefit of Lender, as secured party, or otherwise as Lender may from time to time designate.

(C)              Characterization of Accounts.  Each Account is and shall be treated as a “securities account” as such term is defined in Section 8-501(a) of the UCC or a “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC, as the context may require.  Each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to each Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.  Borrower agrees that each Account Bank shall, subject to the terms of this Agreement, treat Lender as entitled to exercise the rights that comprise any financial asset credited to each Account.  All securities or other property underlying any financial assets credited to each Account (other than cash) shall be registered in the name of the applicable Account Bank, indorsed to the applicable Account Bank or in blank or credited to another securities account maintained in the name of the applicable Account Bank and in no case will any financial asset credited to any Account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower.

(D)              Permitted Investments.  Lender may direct the Account Bank to invest sums on deposit in the Accounts in Permitted Investments as Lender shall determine in its sole discretion.  Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments.  The Accounts may at Lender’s option be assigned the federal tax identification number of Borrower.  Any interest, dividends or other earnings which may accrue on the Accounts shall be added to the balance in the applicable Account and allocated and/or disbursed in accordance with the terms hereof.

Section 7.2      Deposit of Receipts into the Collection Account.  If Lender requires during the existence of an Event of Default that continues beyond any applicable cure period provided herein, Borrower shall and shall cause Manager to direct (i) all tenants under the Leases to pay all Rents thereunder directly into the Collection Account and (ii) any and all other Receipts (including Rents that are not paid into the Collection Account in accordance with the foregoing) to be deposited promptly into the Collection Account and in no event later than two (2) Business Days after the same are paid to or for the benefit of Borrower; without limitation of the foregoing, Borrower shall notify and advise each tenant under each Lease to send directly to the Collection Account all payments of Rent pursuant to an instruction letter in the form of Schedule B attached hereto (a “Tenant Direction Letter”).  While an Event of Default exists, without the prior written consent of Lender, neither Borrower nor Manager shall (i) terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever, or (ii) direct or cause any tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter.

Section 7.3      Application of Funds in Accounts.

(A)              Allocations. If any Event of Default shall occur and continue beyond any applicable cure period provided herein, then notwithstanding anything to the contrary in this Section or elsewhere, Lender shall have all rights and remedies available under applicable law and under the Loan Documents. Without limiting the foregoing, Lender may allocate funds on deposit in the Collection Account on each Payment Date in the following amounts and order of priority:

                                                      (i)            First, to Lender in the amount of the monthly deposit required to be made into the Impositions and Insurance Reserve pursuant to Section 6.3 hereof on such Payment Date;

                                                    (ii)            Second, to Lender in the amount of the Monthly Debt Service Payment due on such Payment Date;

                                                   (iii)            Third, to Lender to pay any other amounts, if any, then due Lender under the Loan Documents (including, if applicable, any deposits into the Leasing Reserve if then required under Section 6.5);

                                                  (iv)            Fourth, for disbursement to pay (or to Borrower for the payment of, at Lender’s election) the applicable monthly operating expenses provided in the Approved Operating Budget (or such other amount as shall be approved by Lender), which amount Lender may hold in a Sub-Account (the “Operating Expenses Sub-Account”) under the control of Lender; and

                                                    (v)            Fifth, all available amounts on each Payment Date after allocation for items (i) through (iv) above may be retained in the Collection Account (or in a Sub-Account thereof at Lender’s election, herein referred to as the “Supplemental Debt Service Reserve Sub-Account”) and held as additional collateral for the Obligations.

(B)       Intentionally Omitted.

(C)       Required Payments.  Borrower shall in all events be required to pay when due hereunder the Monthly Debt Service Payments, any required monthly deposits into Reserves and all other amounts due under this Loan Agreement and the other Loan Documents, regardless of whether funds are deposited or held in sufficient amount in the Collection Account or any other Accounts for such payments.

(D)       Operating Expenses Disbursements. Lender may require compliance with conditions prior to disbursement of amounts for Operating Expenses held in the Operating Expenses Sub-Account including, without limitation, the following:

                                                      (i)            Borrower shall submit a request for payment not more frequently than twice per calendar month, which request shall include invoices, receipts, comparison with the Approved Operating Budget and other evidence reasonably required by Lender with respect to the Operating Expenses or other permitted expenditures which are the subject of such request;

                                                    (ii)            Such request for payment shall be signed by Borrower, certifying that the requested funds are to be used to pay Operating Expenses in accordance with the Approved Operating Budget for the Property and for no other purpose, and that all information in such request is true and complete;

                                                   (iii)            Such request shall include a line-item accounting comparing Operating Expenses incurred in the subject month and on a year-to-date basis with the Approved Operating Budget;

                                                  (iv)            There shall be sufficient funds for such disbursement in the Operating Expense Sub-Account; and

                                                    (v)            At Lender’s option, Lender may issue payment directly to Borrower or to Manager.

(E)       Event of Default. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default beyond any applicable cure period provided herein, all funds on deposit in the Accounts and Reserves shall be disbursed to or as directed by Lender. Without in any way limiting the foregoing or Lender’s rights and remedies upon an Event of Default, and subject to Lender’s direction otherwise from time to time, in whole or in part, in Lender’s sole and absolute discretion, after and during the continuance of an Event of Default beyond any applicable cure period provided herein Lender may direct the Account Banks to allocate all available funds on deposit in the Accounts and in any Reserves to: (a) any debt service or other Obligation due under this Loan Agreement or the other Loan Documents; (b) any reserve account or sub-account established under this Loan Agreement for, or otherwise as a reserve for, operating expenses, taxes, insurance, capital expenses, costs and expenses of maintenance, repairs and restoration, and other expenditures relating to the use, management, operation or leasing of the Property; and/or (c) any costs and expenses incurred by

Lender in connection with such Event of Default, or expended by Lender to protect or preserve the value of the Property.

Section 7.4      Budgets. No later than thirty (30) days prior to the expiration of each Fiscal Year, Borrower shall deliver to Lender the proposed Operating Budget and the Capital Expenditure Budget (in each case presented on a monthly and annual basis) for the Property for the following Fiscal Year. Each such proposed Operating Budget shall identify and set forth Borrower’s best estimate, after due consideration, of all revenue, costs, and expenses for the Property, and shall specify gross revenues and Operating Expenses. The Capital Expenditure Budget shall identify and set forth Borrower’s best estimate, after due consideration, of all costs and expenses contemplated to be necessary in the related budget year (and, as to projects initiated or to be initiated in or prior to the budget year but not completed in the budget year, the estimated cost and completion schedule) for capital improvements and leasehold improvements, leasing commissions and other leasing costs not included in the Operating Budget, and the contemplated sources of payment of the same. If an Event of Default exists, the Operating Budget shall be subject to Lender’s reasonable approval, and upon such approval shall, with any amendments thereto approved by Lender from time to time, constitute the “Approved Operating Budget” hereunder, and if a proposed Operating Budget is not in form and substance reasonably satisfactory to Lender, Lender may disapprove the same and specify the reasons therefor, and Borrower shall promptly amend and resubmit for approval a revised budget, making such changes as are necessary to comply with the reasonable requirements of Lender; provided that until such time as Borrower has resubmitted the revised budget and Lender has approved such revised budget, the parties shall operate under the provisions of this Article VII using the budget submitted to Lender as proposed to be revised by Lender, except that actual amounts shall be used for real estate taxes, insurance premiums for insurance required hereunder and utilities expenses. Capital Expenditures shall not be included in the Approved Operating Budget unless Lender shall approve the same in writing in its sole and absolute discretion.

Section 7.5      Sole Dominion and Control. Borrower acknowledges and agrees that the Accounts and Reserves are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof. Notwithstanding anything set forth herein to the contrary, neither Borrower nor any other Person, through or under Borrower, shall have any control over the use of, or any right to withdraw any amount from, any Account. Borrower acknowledges and agrees that each Account Bank shall comply with the instructions of Lender with respect to the Accounts without the further consent of Borrower or Manager. Borrower acknowledges and agrees that each Account Bank shall comply with all “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lender without further consent by Borrower or any other Person.

Section 7.6      Pledge of Accounts and Reserves.

(A)              Security for Obligations. To secure the full and punctual payment and performance of all Obligations of Borrower under this Loan Agreement, the Note, the Mortgage, and all other Loan Documents, Borrower hereby grants to Lender a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same constituting part of the Account Collateral hereunder:

                                                      (i)            the Accounts, Reserves and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts or Reserves, including, without limitation, all deposits or wire transfers made to the Accounts or Reserves; and any and all Account Collateral;

                                                    (ii)            any and all amounts invested in Permitted Investments;

                                                   (iii)            all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

                                                  (iv)            to the extent not covered by clauses (i), (ii) or (iii) above, all “proceeds” (as defined under the UCC) of any or all of the foregoing.

Lender shall have with respect to the foregoing collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

(B)              Rights on Default. Upon the occurrence and during the continuance of an Event of Default beyond any applicable cure period provided herein, Lender may direct each Account Bank to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable each Account Bank, as agent for Lender, or Lender to exercise and enforce Lender’s rights and remedies hereunder with respect to any Account Collateral, and (c) Lender may apply any Account Collateral to any Obligations in such order of priority as Lender may determine.  The proceeds of any disposition of the Account Collateral, or any part thereof, may be applied by Lender to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper.

(C)              Financing Statement; Further Assurances. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (1) indicate the Account Collateral and other Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Account Collateral or other Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to such Borrower, and (ii) a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request.  Borrower also ratifies its authorization for Lender to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  Borrower agrees that at any time and from time to time, at the expense of such Borrower , such Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby

(including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral. In the event of any change in name, identity or structure of Borrower, such Borrower shall notify Lender thereof and promptly after Lender’s request shall execute, file and record such UCC financing statements as are necessary to maintain the priority of Lender's lien upon and security interest in the Account Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional UCC financing or continuation statements, Borrower shall, promptly after request, execute, file and record such UCC financing or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof.

(D)              Security Agreement. This Loan Agreement is a security agreement and shall create a continuing security interest in the Account Collateral.

Section 7.7      Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver after an Event of Default that continues beyond any applicable cure period provided herein any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower is required to do hereunder or under the other Loan Documents or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Loan Agreement.

ARTICLE VIII
DEFAULT, RIGHTS AND REMEDIES

Section 8.1      Event of Default.

“Event of Default” shall mean the occurrence or existence of any one or more of the following:

(A)              Scheduled Payments. Failure of Borrower to pay any scheduled payment amount when the same is due under this Loan Agreement, the Note, or any other Loan Documents (whether such amount is interest, principal, Reserves, or otherwise), including without limitation the failure to pay all outstanding Obligations on the Maturity Date; or

(B)              Other Payments. Failure of Borrower to pay any amount from time to time owing under this Loan Agreement, the Note, or any other Loan Documents (other than amounts subject to the preceding paragraph) within ten (10) days after written notice from Lender to Borrower that same is due; or

(C)              Breach of Reporting Provisions. Failure of any Borrower Party to perform or comply with any term or condition contained in Section 5.1 which continues for a period of thirty (30) days after written notice; or

(D)              Breach of Provisions Regarding Insurance, Transfers, Liens, Single Purpose. (i) Failure to keep in force the insurance required by Section 5.4 hereof; (ii) the failure to comply with any other covenant of Section 5.4 which failure under this clause (ii) continues for five (5) Business Days after written notice from Lender; (iii) breach of Article IX or Article XI hereof; or (iv) breach or default under any of Sections 5.13(B), 5.17, 5.18 or 5.19 hereof, which breach or default continues for five (5) Business Days after written notice from Lender; or

(E)               Breach of Warranty. Any representation, warranty, certification or other statement made by any Borrower Party or Affiliate thereof in any Loan Document or in any statement or certificate at any time given in writing pursuant to or in connection with any Loan Document is false or misleading in any material respect as of the date made; or

(F)               Other Defaults Under Loan Documents. A default shall occur in the performance of or compliance with any term contained in this Loan Agreement or the other Loan Documents and such default is not fully cured within thirty (30) days after receipt by Borrower of written notice from Lender of such default (other than occurrences described in other provisions of this Section 8.1 or the Loan Documents for which a different grace or cure period is specified or which constitute immediate Events of Default); provided however that if (i) the default is capable of cure but with diligence cannot be cured within such period of thirty (30) days, (ii) Borrower has commenced the cure of same within such thirty (30)-day period and at all times after such commencement has pursued such cure diligently, and (iii) Borrower delivers to Lender promptly following demand (which demand may be made from time to time by Lender) evidence satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, but in no event beyond the ninetieth (90th) day after the original notice of default; or

(G)              Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court enters a decree or order for relief with respect to Borrower in an Involuntary Borrower Party Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; (ii) the occurrence and continuance of any of the following events for sixty (60) days unless dismissed or discharged within such time: (x) an Involuntary Borrower Party Bankruptcy is commenced, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of Borrower, for all or a substantial part of the property of such Person; or

(H)              Voluntary Bankruptcy; Appointment of Receiver, etc. (i) An order for relief is entered with respect to Borrower, or any such Person commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for Borrower or for all or a substantial part of the property of Borrower; (ii) Borrower makes any assignment for the benefit of creditors; or (iii) the Board of Directors or other governing body of Borrower adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8.1(H); or

(I)                 Bankruptcy Involving Ownership Interests or Property. Other than as described in either of Sections 8.1(G) or (H), all or any portion of the Collateral becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within sixty (60) days following its occurrence); or

(J)                Solvency. Borrower ceases to be solvent or admits in writing its inability to pay its debts as they become due; or

(K)             Judgment and Attachments. Any lien, money judgment, writ or warrant of attachment, or similar process is entered or filed against Borrower or any of its assets, which claim is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), is in an amount in excess of $150,000 (when aggregated with all other such matters) or could otherwise reasonably be expected to have a Material Adverse Effect and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

(L)               Injunction. Borrower is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business; or

(M)            Invalidity of Loan Documents. This Loan Agreement, the Mortgage or any Loan Document for any reason ceases to be in full force and effect or ceases to be a legally valid, binding and enforceable obligation of Borrower or any Lien securing the Obligations shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document), or any Person who is a party thereto, other than Lender, denies that it has any further liability (as distinguished from denial of the existence of a Default or Event of Default) under any Loan Documents to which it is party, or gives notice to such effect; or

(N)             Cross-Default with Other Loan Documents. A default beyond any applicable grace periods shall occur under any of the other Loan Documents; or

(O)             Default under Management Agreement. Any event of material default on the part of Borrower shall occur and be continuing beyond any applicable cure period under the Management Agreement; or

(P)               Other Event of Default.  Any event designated as an “Event of Default” under this Agreement or the other Loan Documents shall occur or exist.

If more than one of the foregoing paragraphs shall describe the same condition or event, then Lender shall have the right to select which paragraph or paragraphs shall apply. In any such case, Lender shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

Section 8.2      Acceleration and Remedies.

(A)              Upon the occurrence of any Event of Default described in any of Sections 8.1(G), (H), or (I), the unpaid principal amount of and accrued interest and fees on the Loan and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by each Borrower Party. Upon and at any time after the occurrence of any other Event of Default, at the option of Lender, which may be exercised without notice or demand to anyone, all or any portion of the Loan and other Obligations shall immediately become due and payable.

(B)              Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Loan Agreement or any of the other Loan Documents, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property or Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by law, Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against all the Property and other Collateral and each Mortgage and other Lien in favor of Lender has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations and the Obligations have been paid in full.

(C)              Lender shall have the right from time to time to foreclose or partially foreclose or cause to be foreclosed or partially foreclosed or exercise or cause to be exercised, fully or partially, any power of sale with respect to each Mortgage in any manner and in any order and for any amounts secured by such Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose each or any Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose each or any Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the applicable Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to each Mortgage to secure payment of sums secured by each Mortgage and not previously recovered.

(D)              Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(E)               The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Loan Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 8.3      Performance by Lender.

(A)              If Borrower shall fail to perform, or cause to be performed, any covenant, duty or agreement contained in any of the Loan Documents beyond any applicable notice and cure period, Lender may (but shall have no obligation to) perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay to Lender any amount reasonably expended by Lender in such performance or attempted performance, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Any amounts advanced or expended by Lender to perform or attempt to perform any such matter shall be added to and included within the indebtedness evidenced by the applicable Note and shall be secured by all of the Collateral securing the applicable Loan. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Loan Agreement or any other Loan Document.

(B)              Lender may cease or suspend any and all performance required of Lender under the Loan Documents upon and during the continuance of any Event of Default.

ARTICLE IX
SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,
WARRANTIES AND COVENANTS

Section 9.1      Applicable to Borrower. Borrower hereby represents, warrants and covenants as of the Closing Date and until such time as all Obligations are paid in full, that absent express advance written waiver from Lender, which may be withheld in Lender’s sole discretion, Borrower:

(A)              was organized solely for purpose of owning and operating the Property;

(B)              has not owned, does not own and will not own any assets other than the Property (including incidental personal property necessary for the operation thereof and proceeds therefrom);

(C)              is not engaged and will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Property;

(D)              other than entering into the Management Agreement with IRET Properties, has not entered into and will not enter into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal, joint venturer or Affiliate of Borrower except in the ordinary course of its business pursuant to written agreements upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate; with respect to the Management Agreement with IRET Properties, such Management Agreement is on commercially reasonable terms similar to those available to unaffiliated parties in an arms-length transaction;

(E)               has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Obligations, and (ii) subject to the terms and conditions of Section 5.17, unsecured trade payables incurred in the ordinary course of business of operating the Property;

(F)               has not made and will not make any loan or advances to any Person (including any of its Affiliates);

(G)              has remained and as of the Closing Date reasonably expects to remain, solvent, and has maintained, and as of the Closing Date reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(H)              has not acquired and will not acquire obligations or securities of any Person;

(I)                 has not failed and will not fail to correct any known misunderstanding regarding its separate identity;

(J)                has done or caused to be done and will do all things necessary to preserve its existence;

(K)             shall continuously maintain its existence and be qualified to do business in all states necessary to carry on its business, including the state in which the Property is located;

(L)               will conduct and operate its business as presently conducted and operated and in its own name;

(M)            has maintained and will maintain books, records, bank accounts, accounting records and other entity documents separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person;

(N)             has been and will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person;

(O)             will file such tax returns with respect to itself as may be required under applicable law and has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

(P)               has paid and shall pay its own liabilities, indebtedness, and obligations of any kind, as the same shall become due, from its own separate assets, rather than from those of other Persons;

(Q)             will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

(R)              has not commingled and will not commingle or permit to be commingled its funds or other assets with those of any other Person; and has held and will hold its assets in its own name;

(S)               has maintained and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(T)               has not, does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

(U)              has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other Person;

(V)              except for funds deposited into the Accounts in accordance with the Loan Documents, shall not hold title to its assets other than in its name;

(W)            complies and shall at all times hereafter comply with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by it contained in or appended to the nonconsolidation opinion delivered pursuant hereto;

(X)              has paid and will pay its own liabilities and expenses, out of its own funds;

(Y)              has held and will hold regular meetings, as appropriate to conduct its business and has observed and will observe all limited liability company formalities and record keeping;

(Z)               has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and has used and will use separate stationery, invoices and checks;

(AA)        has not and will not identify any member of Borrower or any Affiliate of Borrower or any member of Borrower, or any other Person, as a division or part of it;

(BB)         has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(CC)        maintains, and will continue to maintain, its own bank accounts separate from any other Person;

(DD)        shall not (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into itself, nor convey, transfer or lease its assets substantially as an entirety to any Person; or (iii) amend any provisions of its organizational documents containing provisions similar to those contained in this Article IX;

(EE)          is a limited liability company formed under the laws of the State of Delaware with one (1) member (the “Single Member”) in addition to the Independent Director (as defined below), whose certificate of formation and operating agreement (the “Borrower Organizational Documents”) contain each of the representations, covenants and warranties set forth in this Article 9 and require Borrower to at all times cause there to be at least one (1) duly appointed independent manager of Borrower who is a natural person and also a non-economic member of Borrower (each an “Independent Director”) whose affirmative vote will be required in order for a voluntary filing for protection under the Bankruptcy Code or similar action by Borrower and who is not at the time of such individual’s initial appointment, appointment as Independent Director, shall not be during such individual’s tenure as Independent Director, and may not have been at any time during the preceding five years, (i) a shareholder, member or partner of, or an officer, director, except in his or her capacity as Independent Director of Borrower, paid consultant or employee of, customer of or supplier to or a member of the immediate family of Borrower (except in his or her capacity as Independent Director of Borrower) or any of its shareholders, members, partners, subsidiaries or affiliates or any person or other entity controlling or under common control with any such shareholder, member, partner, supplier or customer or any member of the immediate family of any of them. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

(FF)          The Borrower Organizational Documents provide and shall at all times continue to provide that upon the occurrence of any event that causes the Single Member to cease to be a member of Borrower, the Independent Director shall, without action of any person and simultaneously with the Single Member ceasing to be a member of Borrower, automatically continue as a member of such Borrower and shall continue the Borrower without dissolution.

(GG)        Borrower shall cause reputable Delaware counsel acceptable to Lender (the “Delaware Law Firm”) to deliver to Lender an opinion letter reasonably satisfactory to Lender, whereby the Delaware Law Firm opines (which opinion may be subject to standard assumptions, qualifications, limitations and exceptions acceptable to Lender), among other requirements of Lender, that: (1) the unanimous consent of the Single Member and the Independent Director is required in order for Borrower to file a voluntary bankruptcy petition; (2) the provision in Borrower Organizational Documents that requires unanimous consent as a condition to filing a voluntary bankruptcy petition is enforceable against the Single Member; (3) the bankruptcy, dissolution, liquidation or death of the Single Member will not cause Borrower to be dissolved; (4) no creditor of the Single Member shall have the right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, any Borrower’s property; and (5) Delaware law, not federal law, governs the determination of what persons or entities have the authority to file a voluntary bankruptcy petition on behalf of Borrower.

(HH)        The Borrower Organizational Documents provide and shall at all times continue to provide that Borrower shall not cause, permit, or empower the members, board of managers, or any other person to vote on, authorize or take any Material Action (as defined below) without the unanimous written consent of the members and the Independent Director. As used herein, “Material Action” shall mean to consolidate or merge Borrower into any other entity, or to institute proceedings to have Borrower adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Borrower or file a petition seeking or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of Borrower’s property, or make any assignment for the benefit of creditors of Borrower, or admit in writing Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

ARTICLE X
RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS

Section 10.1    Secondary Market Transactions Generally. Lender shall have the right to engage in one or more Secondary Market Transactions with respect to the Loan, and to structure and restructure all or any part of the Loan, including without limitation in multiple tranches, as a wraparound loan, or for inclusion in a Securitization. Without limitation, Lender shall have the right to cause the Note and the Mortgage to be split into a first and a second mortgage loan, or into a one or more loans secured by mortgages and by ownership interests in Borrower in whatever proportion Lender determines, and thereafter to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. Borrower acknowledges that it is the intention of the parties that all or a portion of the Loan will be securitized and that all or a portion of the Loan will be rated by one or more Rating Agencies. Borrower further acknowledges that additional structural modifications may be required to satisfy issues raised by any Rating Agencies. As used herein, “Secondary Market Transaction” means any of (i) the sale, assignment, or other transfer of all or any portion of the Obligations or the Loan Documents or any interest therein to one or more investors, (ii) the sale, assignment, or other transfer of one or more participation interests in the Obligations or Loan Documents to one or more investors, (iii) the transfer or deposit of all or any portion of the Obligations or Loan Documents to or with one or more trusts or other entities which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or the right to receive income or proceeds therefrom or (iv) any other Securitization backed in whole or in part by the Loan or any interest therein.

Section 10.2    Cooperation; Limitations. Borrower shall use all reasonable efforts and cooperate in good faith with Lender in effecting any such restructuring or Secondary Market Transaction. Such cooperation shall include without limitation, executing and delivering such amendments to the Loan Documents and the organizational documents of Borrower Parties as Lender may request, provided however that no such amendment shall modify (i) the aggregate weighted average of the interest rate payable under the Loan, (ii) the stated maturity date of the Loan, (iii) the non-recourse provisions of the Loan or (iv) any provision, the effect of which would materially and substantively increase Borrower’s obligations or materially and substantively decrease Borrower’s rights under the Loan Documents. Such cooperation also shall include using reasonable efforts to obtain such certificates and assurances from governmental entities and others as Lender may reasonably request.

Section 10.3    Information. Borrower shall provide such access to the Property, personnel of the Manager and of Borrower’s constituent members and such information, reports, copies of notices and documents relating to Borrower Parties, Manager, the Property and Collateral and the business and operations of all of the foregoing and such opinions of counsel (including, without limitation, nonconsolidation opinions) as Lender may reasonably request or as any Rating Agency may reasonably request in connection with any such Secondary Market Transaction including, without limitation, updated financial information, appraisals, market studies, environmental reviews (Phase Is and, if appropriate, Phase IIs), property condition reports and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants and, as of the closing date of the Secondary Market Transaction, updated representations and warranties made in the Loan Documents and such additional representations and warranties any Rating Agency may reasonably request or Lender or any purchaser, transferee, assignee, trustee, servicer or potential investor (the Rating Agencies and all of the foregoing parties, collectively, “Interested Parties”) may reasonably request; provided that if any requested information, reports, documents or opinions cannot be provided by Borrower at no cost to Borrower, then Lender shall reimburse Borrower for all third-party costs and expenses reasonably incurred by Borrower in procuring and delivering said information, reports, documents or opinions in accordance with this Section 10.3. Within thirty (30) days after request by Lender and at Lender’s sole cost, the Borrower shall provide an opinion of counsel reasonably satisfactory to Lender to the effect that the description of the Loan and the terms of the Loan Documents contained in the Disclosure Documents (hereinafter defined) and such other legal matters contained therein as Lender may reasonably require do not contain any untrue statement of any material fact or omit to state any material fact necessary to make the statements therein not misleading and if required by any Rating Agency or reasonably required by Lender, shall provide revisions or “bringdowns” to the opinions delivered at Closing (including nonconsolidation opinions), or if required new versions of such opinions, addressed to Lender, any trustee under any Securitization backed in whole or in part by the Loan, any Rating Agency that assigns a rating to any securities in connection therewith and any investor purchasing securities therein. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, servicers and other service providers and other parties involved in any proposed Secondary Market Transaction. Borrower understands that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Transaction. Without limiting the foregoing, Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable (the documents referred to in the foregoing clauses (i) and (ii), collectively, the “Disclosure Documents”), a written statement that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Guarantor, any Affiliates, the Property, Manager

and those sections of the Loan specified, does not, to Borrower’s actual knowledge without duty of inquiry, which such knowledge shall be limited to that actually known by Thomas A. Wentz Jr. as of the date of the written statement, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (a “Disclosure Certificate”).

Section 10.4    Additional Provisions. In any Secondary Market Transaction, Lender may transfer its obligations under this Loan Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Obligations), and thereafter Lender shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall become a “Lender” hereunder. The holders from time to time of the Loan and/or any other interest of the “Lender” under this Loan Agreement and the other Loan Documents may from time to time enter into one or more co-lender agreements, intercreditor agreements or other agreements with each other and/or with the holder(s) of any other loans or other Persons in their discretion. Borrower acknowledges and agrees that such agreements, as the same may from time to time be amended, modified or restated, may govern the exercise of the powers and discretionary authority of the Lender and/or any other interest of the Lender hereunder and under the other Loan Documents, but Borrower shall be entitled to rely upon any actions taken by Lender or the designated servicer(s) or agent(s) for Lender, whether or not within the scope of its power and authority under such other agreements.

ARTICLE XI
RESTRICTIONS ON LIENS, TRANSFERS; RELEASE OF PROPERTIES

Section 11.1    Restrictions on Transfer and Encumbrance. Except as expressly permitted in this Article XI, Borrower shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, Lien or encumbrance (other than Permitted Encumbrances) of (i) all or any part of any Individual Property or any interest therein, or (ii) any direct or indirect ownership or beneficial interest in Borrower, irrespective of the number of tiers of ownership or any profits or proceeds of any such direct or indirect ownership interest, or (iii) any change of control of Borrower (any of the foregoing, a “Transfer”) without the prior written consent of Lender, which Lender may withhold in its sole and absolute discretion.

Section 11.2    Permitted Transfers of Beneficial Interests in Borrower. Transfers, or creation of new, limited partnership interests in IRET Properties, and transfers of shares of beneficial interest in Guarantor, the holder of 100% of the stock in IRET, Inc., in turn the general partner of IRET Properties, shall be permitted without notice to or the consent of Lender provided (i) Guarantor continues to control IRET, Inc. and IRET, Inc. remains a wholly owned subsidiary of Guarantor, (ii) IRET, Inc. continues to control IRET Properties as its sole general partner, and to own not less than a 51% general partnership interest in IRET Properties; (iii) IRET Properties continues to control and own the 100% ownership interest in IRET-MR9 Holding, LLC, the sole member of Borrower; (iv) IRET-MR9 Holding, LLC continues to control and own the entire 100% beneficial interest in Borrower; and (v)  as a result of such transfers no single Person (with such Person’s affiliates) that does not currently own, directly or indirectly, more than 49% of the beneficial ownership interests becomes the owner of more than 49% of the beneficial direct or indirect ownership interests in Borrower.

            For purposes of this Section 11.2, “control” shall have the meaning given thereto in the definition of “Affiliate” in Section 1.1 and a “change of control” of any Person shall include the Transfer of legal or equitable ownership interests in such Person which after giving effect to such Transfer results in any transferee or pledgee of such interests holding more than a 49% legal or equitable ownership interest or security interest in such Person.

Section 11.3    Assumability. In the event that the Borrower desires to transfer all of the Property to another party (the “Transferee Borrower”) and have the Transferee Borrower assume all of the Borrower’s obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of Guarantor under the Loan Documents from and after such transfer (collectively, a “Transfer and Assumption”), the Borrower may make a written application to Lender for Lender’s consent to the Transfer and Assumption, subject to the conditions set forth in this Section. Together with such written application, Borrower shall pay to Lender the reasonable review fee then required by Lender. Borrower also shall pay on demand all of the costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs. Lender may grant or withhold its consent to a Transfer and Assumption in its sole and absolute discretion. Completion of any Transfer and Assumption shall be subject to such conditions as Lender may determine to impose, and shall in any event be subject to satisfaction of the following conditions:

                                                      (i)            No Default or Event of Default shall have occurred and be continuing;

                                                    (ii)            Borrower shall have submitted to Lender true, correct and complete copies of information and documents reasonably requested by Lender concerning the Property, the Transferee Borrower and any replacement guarantors and indemnitors;

                                                   (iii)            Evidence satisfactory to Lender shall have been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply with Article IX, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

                                                  (iv)            Borrower or Transferee Borrower shall have obtained (and delivered to Lender) a Rating Confirmation with respect to the Transfer and Assumption and all related transactions;

                                                    (v)            The identity, experience, and financial condition of the Transferee Borrower and the replacement guarantors and indemnitors shall be acceptable to Lender in its sole and absolute discretion;

                                                  (vi)            Borrower or Transferee Borrower shall deliver to Lender at the closing of the Transfer and Assumption an assumption fee in the amount of one percent (1%) of the then unpaid principal balance of the Loan;

                                                 (vii)            Borrower, Transferee Borrower, the original and replacement guarantors and indemnitors shall execute and deliver such documents as Lender may require, in form and substance satisfactory to Lender, to evidence the Transfer and Assumption, including replacement guaranties and indemnities and Loan Document modifications;

                                               (viii)            Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to substantially the same matters for which opinions were required in connection with the origination of the Loan (and as to such additional matters as the Lender and Rating Agencies may require), including, without limitation, a bankruptcy non-consolidation opinion;

                                                  (ix)            Borrower or Transferee Borrower shall cause to be delivered to Lender, an endorsement to Lender’s policy of title insurance in form and substance acceptable to Lender, in Lender’s reasonable discretion, relating to, among other things, the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents and the continuing priority of the Lender’s Mortgage and the continuing effect of the title insurance and all endorsements thereto; and

                                                    (x)            Borrower or Transferee Borrower shall pay to Lender all reasonable costs and expenses incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender’s reasonable attorneys’ fees and expenses, all recording fees, Rating Agency fees and expenses, and all fees payable to the title company in connection with the Transfer and Assumption.

ARTICLE II
RECOURSE; LIMITATIONS ON RECOURSE

Section 12.1    Limitations on Recourse. Subject to the provisions and qualifications of this Article, Lender shall not enforce the liability and obligation of the Borrower to perform and observe any of their obligations that may be contained in the Note, this Loan Agreement, the Mortgage or any other Loan Document by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other Collateral pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other Collateral. Lender, by accepting the Note, this Loan Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any monetary judgment against any Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Loan Agreement, the Mortgage or the other Loan Documents. Notwithstanding anything to the contrary in this Loan Agreement, the Mortgage or any of the Loan Documents, the provisions of this Section 12.1 and the other provisions of the Loan Documents shall not, however: (a) constitute a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations secured by the Mortgage or to require that all Collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents; (b) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (c) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage or other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; or (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage and other Loan Documents or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property or any other Collateral.

Section 12.2    Recourse to Borrower and Guarantor. Notwithstanding the provisions of Section 12.1 or anything contained herein to the contrary, Borrower and Guarantor shall be personally liable for, and the provisions of Section 12.1 shall not in any way limit or constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower and Guarantor, by money judgment or otherwise, for the following, all of which shall be the personal obligation and liability of Borrower under this Loan Agreement and of Guarantor under the Guaranty: (A) the entire Loan and all the other Obligations in the event of (i) a voluntary filing by Borrower under the Bankruptcy Code, or similar voluntary filing by Borrower, as debtor, under any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) Borrower, Guarantor or any Affiliate of any of them solicit or procure, or collude with others to bring about, a filing against Borrower, as debtor, under the Bankruptcy Code or other applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (B) without limiting the provisions of clause (A) above, the amount of (i) any insurance proceeds, condemnation awards or other sums or payments relating to the Property or the insurance required hereunder which are not applied by any Borrower Party or any Affiliate thereof in accordance with the provisions of the Loan Documents, or which are otherwise misappropriated by any Borrower Party or any Affiliate thereof; (ii) any rents, profits, issues, products and income of the Property, Security Deposits, Lease termination payments or recoveries upon Leases, rents collected in advance or any other funds received or collected by or on behalf of Borrower or any Borrower Party or any Affiliate thereof which are not applied by any Borrower Party or any Affiliate thereof in accordance with the Loan Documents, or which are otherwise misappropriated by any Borrower Party or any Affiliate thereof, including without limitation any failure or refusal to deliver Security Deposits to Lender (including any failure to cause, if an Event of Default occurs, the re-issuance or transfer into the name of Lender or its designee, as beneficiary, of any letters of credit issued by tenants); (iii) any payments made by Borrower to any Affiliate thereof in violation of the Loan Documents after the occurrence and during the continuance of an Event of Default; and (iv) all reasonable costs and expenses, including attorneys’ fees and expenses, incurred in collecting any amount due under the Loan Documents which, as to Borrower, is a recourse obligation of Borrower as described in this Section 12.2 or, as to Guarantor, is a recourse obligation of Guarantor under the Guaranty, or is an obligation of Borrower and/or Guarantor under the Environmental Indemnity; (C) without limiting the provisions of clauses (A) and (B) above, any liability, loss, damage, cost or expense (including, without limitation, attorneys’ fees and expenses) suffered or incurred by Lender resulting from any and all of the following: (i) the occurrence of any of the events described in the foregoing clauses (A) and (B); (ii) fraud or intentional misrepresentation by any Borrower Party or any Affiliate thereof in this Loan Agreement or any other Loan Document or otherwise in connection with the Loan; (iii) any removal or disposal of any portion of the Property by any Borrower Party, its agents, Affiliates, officers, employees or property manager to the extent such Property is not replaced by the Borrower with like property of equivalent value; (iv) waste of the Property; (v) any Borrower Party or any Affiliate of any of them contests or in any way interferes with, directly or indirectly, any foreclosure action or sale commenced by Lender or with any other enforcement of Lender’s rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to the Property or any other collateral for the Obligations (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise), other than contests brought in good faith by Borrower upon which such Borrower ultimately prevails pursuant to a final, non-appealable judgment entered against Lender; (vi) Borrower’s failure to pay mortgage tax or transfer fees and charges in connection with the Mortgage, or in connection with any transfer of all or any part of the Property, or any interest therein, to Borrower, or from Borrower to Borrower’s transferee, or in connection with any transfer of any beneficial interest in Borrower; (vii) failure by Borrower to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity or otherwise pertaining to environmental matters; (viii) failure by Borrower to pay real and personal property taxes and assessments respecting the Property and insurance premiums, other than those for which adequate reserves with Lender are established under the Loan Documents; (ix) breach of Article IX hereof or Article XI hereof; or (x) in the event that an Affiliate of Borrower is the Manager, then any management fee taken by such Manager after the occurrence and during the continuation of an Event of Default unless otherwise approved by Lender in writing; (D) the performance by Borrower of its obligations to complete and pay all costs of completing the Immediate Repairs/Leasing Costs pursuant to and in accordance with Section 6.8 hereof; and (E) the entire Loan and other Obligations subject to a maximum liability limitation under this clause (E) of $655,000, provided that upon satisfaction of the Limited Debt Termination Conditions a Limited Debt Guaranty Termination shall occur and Borrower shall have no further recourse obligation or liability under this clause (E), Guarantor’s Limited Debt Guaranty therefor under the Guaranty shall terminate (a Limited Debt Guaranty Termination shall not, however, terminate, limit or otherwise affect the other recourse obligations of Borrower hereunder or under the Environmental Indemnity or the other obligations of Guarantor under the Guaranty and Environmental Indemnity, which shall survive and continue in full force and effect notwithstanding any Limited Debt Guaranty Termination).

Section 12.3    Miscellaneous. No provision of this Article shall (i) affect (A) the enforcement of, or (B) the personal liability of and recourse against any guarantor or indemnitor (including without limitation the Guarantor) and the assets of any such guarantor and indemnitor for all liabilities and obligations under, the Environmental Indemnity, the Guaranty or any guaranty or similar agreement executed in connection with the Loan, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of the Mortgage, this Loan Agreement or any other Loan Document, (iv) impair the rights of Lender to enforce any provisions of the Loan Documents, or (v) limit Lender’s ability to obtain a deficiency judgment or judgment on the Loan or otherwise against any Borrower Party to the extent necessary to obtain any amount for which such Borrower Party may be personally liable in accordance with this Article or any other Loan Document.

ARTICLE XIII
MISCELLANEOUS

Section 13.1    Expenses and Attorneys’ Fees. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Loan Agreement, including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand: (A) reasonable fees, costs and expenses (including reasonable attorneys’ fees, and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) reasonable fees, costs and expenses (including reasonable attorneys’ fees and other professionals retained by Lender) incurred in connection with the administration of the Loan Documents and the Loan and any amendments, modifications and waivers relating thereto; (C) reasonable fees, costs and expenses (including reasonable attorneys’ fees) incurred in connection with the review, documentation, negotiation and administration of any Borrower-initiated requests under or in connection with the Loan Documents (including, without limitation, requests for lease, budget and management approvals and subordination, non disturbance and/or attornment agreements); and (D) reasonable fees, costs and expenses (including attorneys’ fees and fees of other professionals retained by Lender) incurred in any action to enforce or interpret this Loan Agreement or the other Loan Documents or to collect any payments due from Borrower under this Loan Agreement, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement, whether in the nature of a “workout” or in connection with any insolvency or bankruptcy proceedings or otherwise, but excluding any fees, costs and expenses related to Article X. Any costs and expenses due and payable to Lender after the Closing Date may be paid to Lender pursuant to the terms hereof.

Section 13.2    Indemnity. In addition to the payment of expenses as required elsewhere herein, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, defend, protect, pay and hold Lender, its successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other Person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents and Affiliates of Lender and such successors and assigns (collectively called the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, Tax Liabilities, broker’s or finders fees, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of any of the following (to the extent that insurance proceeds paid on account of same shall be inadequate) (A) the enforcement of any of the Loan Documents; (B) any breach by Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents; (C) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Material located on, about, within or affecting any Individual Property or any violation of any applicable Environmental Law for which Borrower is liable; (D) any claim brought by any third party arising out of any condition or occurrence at or pertaining to any Individual Property; (E) any design, construction, operation, repair, maintenance, use, non‑use or condition of any Individual Property or Improvements, including claims or penalties arising from violation of any applicable laws or insurance requirements, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender; (F) any performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property or any part thereof; (G) any contest referred to in Section 5.3(B) hereof; (H) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases; or (I) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the “Indemnified Liabilities”). Any amounts payable to any Indemnitee by reason of the application of this Section 13.2 shall be payable on demand and shall bear interest at the Default Rate from the date such loss or damage is sustained by any Indemnitee until paid. The obligations and liabilities of Borrower under this Section 13.2 shall survive the term of the Loan and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Individual Property by foreclosure or a conveyance in lieu of foreclosure.

Section 13.3    Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Loan Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower or other Person to any other or further notice or demand in similar or other circumstances (except for any notices as expressly required herein or under the other Loan Documents).

Section 13.4    Retention of Borrower’s Documents. Lender may, in accordance with Lender’s customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrower to Lender unless Borrower requests in writing that same be returned. Upon such request and at such Borrower’s expense, Lender shall return such papers when Lender’s actual or anticipated need for same has terminated.

Section 13.5    Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective (i) three (3) Business Days after the date such notice is mailed, (ii) on the next Business Day if sent by a nationally recognized overnight courier service, (iii) on the date of delivery by personal delivery and (iv) on the date of transmission if sent by telefax during business hours on a Business Day (otherwise on the next Business Day) (with receipt of confirmation).  Notices shall be addressed as follows:

Notices shall be addressed as follows:
If to Borrower or any Borrower Party:

IRET-MR9, LLC (c/o IRET Properties)
12 South Main Street

PO Box 1988

Minot, North Dakota 58702-1988
Attn: General Counsel
Facsimile: 701-838-7785

If to Lender:

Citigroup Global Markets Realty Corp.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attn:     Amir Kornblum
Facsimile: (212) 812-8299

With copies to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn:  Charles Schrank
Facsimile:  (312) 853-7036

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice (i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender interest in the Loan, then the new Lender may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lender shall receive notice, such new Lender shall be entitled to notice at such address in accordance with this Section.

Section 13.6    Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Loan Agreement or implied by law to the contrary, the agreements of Borrower Parties to indemnify or release Lender or Persons related to Lender, or to pay Lender’s costs, expenses, or taxes shall survive the payment of the Loan and the termination of this Loan Agreement.

Section 13.7    Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Loan Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 13.8    Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, if any, and rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

Section 13.9    Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Loan Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Loan Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

Section 13.10  Headings. Section and subsection headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose or be given any substantive effect.

Section 13.11  APPLICABLE LAW. THE PARTIES HEREBY AGREE AND IRREVOCABLY ELECT THAT THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO EACH MORTGAGE AND THE ASSIGNMENT OF LEASES SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE RELATED INDIVIDUAL PROPERTY ENCUMBERED THEREBY IS LOCATED, AND EXCEPT THAT THE SECURITY INTERESTS IN ACCOUNT COLLATERAL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OR THE STATE WHERE THE SAME IS HELD, AT THE OPTION OF LENDER.

Section 13.12  Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Borrower Party may assign its rights or obligations hereunder or under any of the other Loan Documents except as expressly provided in Article XI.

Section 13.13  Sophisticated Parties, Reasonable Terms, No Fiduciary Relationship. Borrower represents, warrants and acknowledges that (i) it is a sophisticated real estate investor,

familiar with transactions of this kind, and (ii) it has entered into this Loan Agreement and the other Loan Documents after conducting its own assessment of the alternatives available to them in the market, and after lengthy negotiations in which it has been represented by competent legal counsel of its choice. Borrower also acknowledges and agrees that the rights of Lender under this Loan Agreement and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the Loan, the nature of the Property, and the risks incurred by Lender in this transaction. No provision in this Loan Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create (i) any partnership or joint venture between Lender and Borrower or any other Person, or (ii) any fiduciary or similar duty by Lender to Borrower or any other Person. The relationship between Lender and Borrower is exclusively the relationship of a creditor and a debtor, and all relationships between Lender and any other Borrower Party are ancillary to such creditor/debtor relationship.

Section 13.14  Reasonableness of Determinations. In any instance where any consent, approval, determination or other action by Lender is, pursuant to the Loan Documents or applicable law, required to be done reasonably or required not to be unreasonably withheld, Borrower shall bear the burden of proof of showing that the same was not reasonable. In all cases Lender shall conclusively be deemed to be acting reasonably in refusing or delaying any consent due to the existence of any Event of Default. In no event shall references herein or in the other Loan Documents to the “existence” or “continuance” of an Event of Default imply that any Event of Default, or any Default, once maturing into an Event of Default due to the expiration of any applicable cure period or by operation of this Loan Agreement in the event no cure period is provided hereunder, shall be further susceptible of cure by Borrower or otherwise cease to be an Event of Default in the absence of a written waiver of such Event of Default by the Lender.

Section 13.15  No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower Party or Affiliates thereof, or any other Person.

Section 13.16  Entire Agreement. This Loan Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties to the Loan Documents.

Section 13.17  Construction; Supremacy of Loan Agreement. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Loan Agreement and the other Loan Documents with its legal counsel and that this Loan Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender. If any term, condition or provision of this Loan Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, then this Loan Agreement shall control.

Section 13.18  Consent to Jurisdiction. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH THE PROPERTY IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LOAN AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

Section 13.19  Waiver of Jury Trial. EACH OF BORROWER AND LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. EACH OF BORROWER AND LENDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF IT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF BORROWER AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LOAN AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THE FUTURE. EACH OF BORROWER AND LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF

LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 13.20  Counterparts; Effectiveness. This Loan Agreement and other Loan Documents and any amendments or supplements thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Loan Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Section 13.21  Servicer. Lender shall have the right from time to time to designate and appoint one or more Servicers, and to change or replace any Servicer. All rights of the Lender hereunder may exercised by Servicer. Servicer shall be entitled to the benefit of all obligations of any of Borrower Party in favor of Lender.

Section 13.22  Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or another Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Loan Agreement or other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 13.23  Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Loan Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Loan Agreement and the other Loan Documents which Borrower may otherwise have against any assignor or this Loan Agreement and the other Loan Documents. No such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Loan Agreement or upon any other Loan Document. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 13.24  Brokers and Financial Advisors.  Other than Northmarq Capital, Inc., Borrower hereby represents that neither it nor any of its Affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Loan Agreement. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with Borrower or its Affiliates transactions contemplated herein. The provisions of this Section 13.24 shall survive the expiration and termination of this Agreement and the repayment of the Obligations.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Loan Agreement as of the date first written above.

BORROWER:

IRET-MR9, LLC,
a Delaware limited liability company

  By:     IRET-MR9 Holding, LLC,
            a Delaware limited liability company,
            its Sole Member

            By:       IRET Properties, a North Dakota Limited Partnership,
                        its Sole Member

                        By:       IRET, Inc.,
                                    a North Dakota corporation,
                                    its General Partner

                                    By:       /s/ Thomas A. Wentz, Jr.
                                    Name:  Thomas A. Wentz, Jr.
                                    Its:        Senior Vice President

LENDER:

CITIGROUP GLOBAL MARKETS REALTY CORP.,
a New York corporation

By:  /s/Amir Kornblum
Name: Amir Kornblum
Title: Authorized Signatory